Exhibit II-1(a)

For Immediate Release

Not for release, publication or distribution in or into Japan

BHP BILLITON OFFER FOR RIO TINTO

BHP Billiton Announces Offer of 3.4 BHP Billiton Shares per Rio Tinto Share to Create the

World’s Premier Diversified Resources Company

The Board of BHP Billiton today announced an offer for all of the shares in Rio Tinto Limited and Rio Tinto plc.

The combination of BHP Billiton and Rio Tinto will create the world’s premier diversified natural resources company with a unique opportunity to unlock value for shareholders:

—	Unparalleled exposure to the same key mineral basins will create significant value by optimising production efficiencies and delivering greater volumes on an accelerated basis to meet growing demand;

—	Creation of substantial value through quantified synergies and benefits which are expected to contribute a total incremental EBITDA of US$3.7 billion nominal per annum within seven years of completion of the Acquisition;

—	Efficient development of the next generation of large-scale projects in new regions for the benefit of its customers, the communities in which it operates, and its shareholders; and

—	A world-class management and operational team with strength and depth across all levels of the organisation with a commitment to the pursuit of excellence and the highest standards in safety and sustainability and a focus on global best practice in community and the environment.

This value will only be unlocked if the Offers are successful.

BHP Billiton’s offer will deliver to Rio Tinto shareholders:

—	3.4 BHP Billiton shares for each Rio Tinto share;

—	Approximately 44 per cent of the Enlarged Group compared with approximately 36 per cent based on the market capitalisations of the companies prior to the approach by BHP Billiton to Rio Tinto on 1 November 2007; and

—	A 45 per cent premium to the Rio Tinto share price prior to the approach.

The Offers contain a minimum acceptance condition requiring acceptances relating to more than 50 per cent of the publicly-held shares in each of Rio Tinto Limited and Rio Tinto plc. BHP Billiton also proposes a buy-back of up to US$30 billion within one year of completing the Acquisition if its 3.4 for one offer is successful.

BHP Billiton firmly believes that the combination creates value for existing BHP Billiton shareholders who will own approximately 56 per cent of the Enlarged Group. Further, cash flow and earnings per share will be accretive from the first full fiscal year following completion (after adjusting for the proposed share buyback and excluding depreciation on the write-up of Rio Tinto’s assets).

This release is intended to be a summary only and should be read in conjunction with the full text of the attached Announcement, including Appendices, where more detailed information about the Offers (including definitions) can be found.

Contacts:

Australia	United Kingdom
Don Carroll, Investor Relations	Andre Liebenberg, Investor Relations
Tel: +61 3 9609 2686 Mobile: +61 417 591 938	Tel: +44 20 7802 4131 Mobile: +44 7920 236 974
Email: Don.A.Carroll@bhpbilliton.com	Email: Andre.Liebenberg@bhpbilliton.com

Samantha Evans, Media Relations	Illtud Harri, Media Relations
Tel: +61 3 9609 2898 Mobile: +61 400 693 915	Tel: +44 20 7802 4195 Mobile: +44 7920 237 246
Email: Samantha.Evans@bhpbilliton.com	Email: Illtud.Harri@bhpbilliton.com

United States	South Africa
Tracey Whitehead, Investor & Media Relations	Alison Gilbert, Investor Relations
Tel: US +1 713 599 6100 or UK +44 20 7802 4031	Tel: SA +27 11 376 2121 or UK +44 20 7802 4183
Mobile: +44 7917 648 093	Mobile: +44 7769 936 227
Email: Tracey.Whitehead@bhpbilliton.com	Email: Alison.Gilbert@bhpbilliton.com

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For Immediate Release	6 February 2008

Not for release, publication or distribution in or into Japan

BHP BILLITON OFFER FOR RIO TINTO

BHP Billiton Limited Offers for Rio Tinto Plc and for Rio Tinto Limited

The Board of BHP Billiton announces an offer for Rio Tinto of 3.4 BHP Billiton shares for each Rio Tinto share, which, if successful, would create the world’s premier diversified resources company. BHP Billiton believes this is compelling to shareholders of both Rio Tinto and BHP Billiton, unlocking significant value not available to either company on a stand-alone basis whilst allowing Rio Tinto shareholders to participate in the Enlarged Group.

Both BHP Billiton and Rio Tinto are dual listed companies (DLCs) with separate listed parent entities in the United Kingdom (BHP Billiton Plc and Rio Tinto plc) and Australia (BHP Billiton Limited and Rio Tinto Limited). BHP Billiton Limited is making inter-conditional Offers for all of the Rio Tinto plc and Rio Tinto Limited shares.

On 8 November 2007 BHP Billiton announced it had approached Rio Tinto (on 1 November 2007) to propose combining the groups through two inter-conditional schemes of arrangement. Extensive consultations with the shareholders and stakeholders of both Rio Tinto and BHP Billiton have indicated a clear understanding of the industrial logic of such a combination and assisted BHP Billiton in determining the terms of the Offers being made today to the shareholders of Rio Tinto. These terms represent compelling value for Rio Tinto shareholders and a substantial increase over the initial proposal made to the Board of Rio Tinto. The Offers would give Rio Tinto shareholders:

—	A 45 per cent premium[1], which the Board of BHP Billiton believes is attractive for an equity offer in this sector;

—	Ongoing participation in the world’s premier diversified resources company;

—	Approximately 44 per cent of the Enlarged Group, compared to approximately 36 per cent based on the market capitalisations prior to the approach by BHP Billiton to Rio Tinto[2]; and

—	A share of ongoing synergies not available to either company alone.

Since 1 November 2007 BHP Billiton has continued to seek the support and recommendation of the Board of Rio Tinto. However, to date, Rio Tinto has refused to enter into discussions with BHP Billiton and, as a result, BHP Billiton now believes it is appropriate to make an offer directly to Rio Tinto shareholders and is today announcing the terms of its Offers which represent a significant improvement to the terms of the proposal made to the Board of Rio Tinto in November.

Commenting on the Acquisition, Don Argus, the Chairman of BHP Billiton, said:

"This combination of two industry-leading companies provides a unique opportunity to create a truly unparalleled resources company. Whilst both BHP Billiton and Rio Tinto have proven strategies and excellent future growth prospects on a stand-alone basis, a combined entity would be able to unlock significant additional value for both sets of shareholders and be in an unparalleled position to capitalise on future opportunities. BHP Billiton and Rio Tinto already share many important characteristics such as an overriding commitment to safety, community and sustainability.

"We are firmly of the view that the terms of the offer announced today are compelling and reflect our absolute conviction in the strength of this combination which has convinced us to make this offer directly to Rio Tinto’s shareholders."

[1]	Based on the volume weighted average market capitalisation of BHP Billiton and Rio Tinto over the month prior to the approach by BHP Billiton to Rio Tinto.
[2]	Assuming full acceptance of the Offers on a fully diluted basis.

Commenting on the Acquisition, Marius Kloppers, Chief Executive Officer of BHP Billiton, said:

"The logic of this transaction is well understood; a combination would provide opportunities to exploit quantified synergies and benefits worth US$3.7 billion per annum, which would otherwise be unavailable to both sets of shareholders. A combined company would also create the world’s premier diversified resources company with both sets of shareholders being offered an opportunity to be part of a truly great global growth story."

BHP Billiton’s offer to acquire Rio Tinto

BHP Billiton’s offer to acquire Rio Tinto provides the following:

—	Consideration of 3.4 BHP Billiton shares for each Rio Tinto share;

—	Total consideration to Rio Tinto shareholders of:

•	US$173.6 billion, based on the closing share prices of BHP Billiton Limited and BHP Billiton Plc on 31 October 2007 (the last date prior to BHP Billiton’s approach to Rio Tinto); and

•	US$147.4 billion, based on the closing share prices of BHP Billiton Limited and BHP Billiton Plc on 4 February 2008 (the last practicable date prior to this Announcement).

BHP Billiton has set the minimum acceptance condition such that it only needs to receive acceptances in respect of more than 50 per cent of the publicly-held shares in each of Rio Tinto plc and Rio Tinto Limited.

Rio Tinto plc Offer

BHP Billiton’s offer for Rio Tinto plc will be structured as an offer by BHP Billiton Limited:

—	Consideration of 3.4 BHP Billiton shares for each Rio Tinto plc Share;

—	Consideration of 80 per cent BHP Billiton Plc Shares and 20 per cent BHP Billiton Limited Shares, with a Mix and Match Facility; and

—	Free Share Sale Facility in relation to New BHP Billiton Limited Shares for Rio Tinto plc Shareholders who hold fewer than 25,000 Rio Tinto plc Shares.

This values each Rio Tinto plc Share at approximately £63.79, giving a total consideration to Rio Tinto plc Shareholders of approximately £63.6 billion based on closing prices on 31 October 2007.

BHP Billiton reserves the right to implement the Rio Tinto plc Offer by way of a scheme of arrangement for Rio Tinto plc and to otherwise amend the terms of the Rio Tinto plc Offer, subject to the UK Code.

Rio Tinto Limited Offer

BHP Billiton’s offer for Rio Tinto Limited will be structured as an offer by BHP Billiton Limited:

—	Consideration of 3.4 New BHP Billiton Limited Shares for each Rio Tinto Limited Share.

This values each Rio Tinto Limited Share at approximately A$156.74, giving a total consideration to Rio Tinto Limited Shareholders of approximately A$44.8 billion based on closing prices on 31 October 2007.

BHP Billiton reserves the right to implement the Rio Tinto Limited Offer by way of a scheme of arrangement for Rio Tinto Limited or to otherwise amend the terms of the Rio Tinto Limited Offer in a way which is not substantially less favourable to Rio Tinto Limited shareholders, subject to the Australian Corporations Act.

Proposed share buyback

If BHP Billiton’s offer is successful3, BHP Billiton proposes to pursue a capital management programme to maintain a single A rating and return up to US$30 billion to shareholders through a share buyback within 12 months of completing the Acquisition.

[3]	On the basis that BHP Billiton acquires 100 per cent of the shares in Rio Tinto Limited and Rio Tinto plc on the offer terms of 3.4 BHP Billiton shares for each Rio Tinto share.

A compelling combination

BHP Billiton believes that together Rio Tinto and BHP Billiton would be an unparalleled strategic fit in terms of asset mix and quality, and culture:

—	The Enlarged Group would be without comparison in the diversified natural resources industry in terms of capacity to develop the projects required to meet the growing demand for resources;

—	The combination reinforces BHP Billiton’s and Rio Tinto’s strategies of owning upstream, long-life, low-cost, expandable assets diversified by commodity and geography;

—	The combination would create a unique organisation with a world-class management and operational team that will realise further benefits from corporate renewal and maintain strong focus on global best practice in safety, community and sustainability; and

—	The Offers preserve the advantages of the DLC structure by permitting shareholders to participate in the Enlarged Group in both markets.

Unlocking value

BHP Billiton’s and Rio Tinto’s unparalleled exposure to overlapping mineral basin positions is expected to unlock significant opportunities for value creation by:

—	Optimising production efficiencies at current assets;

—	Delivering embedded growth options within current portfolios; and

—	Accelerating future opportunities within the combined pipeline.

These opportunities would not be available to either BHP Billiton or Rio Tinto on their own.

Significant quantified synergies

The combination of BHP Billiton and Rio Tinto is expected to create substantial value through quantified synergies and benefits which are expected to contribute a total incremental EBITDA of US$3.7 billion nominal per annum within seven years of completion of the Acquisition. In particular, BHP Billiton expects:

—	US$1.7 billion nominal per annum of cost savings in the third full year following completion, achieved through removal of duplication as well as procurement and operating efficiency savings; and

—	Further EBITDA enhancement of US$2.0 billion nominal per annum in the seventh full year following completion, driven primarily by the acceleration of volumes to customers.

An all-share offer allowing continued participation by Rio Tinto shareholders

The Acquisition is structured as an all-share transaction, allowing Rio Tinto shareholders to participate in the Enlarged Group and gain exposure to the world’s premier diversified natural resources company with its strengthened asset portfolio and greater diversification.

Rio Tinto shareholders would benefit from the premium implied by the Offers and ownership of approximately 44 per cent of the Enlarged Group.

It is expected that UK capital gains tax rollover relief will be available to UK resident shareholders accepting the Rio Tinto plc Offer in respect of their New BHP Billiton Plc Shares and New BHP Billiton Limited Shares subject to approximately 70 per cent acceptances under the Rio Tinto plc Offer.

If BHP Billiton Limited is able to proceed with the compulsory acquisition of any remaining Rio Tinto Limited Shares, BHP Billiton Limited expects capital gains tax rollover relief to be available to Australian resident shareholders accepting the Rio Tinto Limited Offer.

Given the size of the Rio Tinto Limited Cross-holding, to reach the compulsory acquisition thresholds in relation to Rio Tinto Limited:

(A)	some or all of this holding will need to be accepted into the Rio Tinto Limited Offer by Rio Tinto plc; or

(B)	ASIC will need to provide relief from the Australian Corporations Act.

ASIC has indicated that it would consider an application for this relief on its merits if it becomes apparent that the Rio Tinto Limited Cross-holding has a clear defensive effect.

Deliverable Offers

The Offers are subject to Pre-conditions relating to merger control and regulatory approvals in a number of jurisdictions. Applications to the relevant regulatory authorities have not yet been made although substantive pre-notification discussions with the European Commission are underway. Contacts have also been made with a number of other regulators and formal notifications will follow in due course. BHP Billiton believes that satisfactory clearances should be achievable.

Enhanced earnings, cash flow and strong capital structure

The Enlarged Group will deliver enhanced earnings and cash flow, allowing more efficient balance sheet management for the benefit of shareholders:

—

The Acquisition is expected to be accretive to BHP Billiton’s earnings per share (after adjusting for the proposed share buyback and excluding depreciation on the write-up of Rio Tinto’s assets) and cash flow per share (after adjusting for the proposed share buyback) from the first full fiscal year following completion of the Acquisition;

—	It is BHP Billiton’s intention to maintain a single A rating for the Enlarged Group, with financial flexibility to return significant capital in the future;

—

In line with this target, and if the Offers are successful[4], BHP Billiton proposes to return up to US$30 billion to shareholders through a share buyback within 12 months of completion of the Acquisition;

—

The proposed share buyback and any refinancing of Rio Tinto’s remaining borrowings will be funded through a combination of a committed bank financing facility of US$55 billion, together with cash flow from operations, asset disposals and, if required, debt financing; and

—	BHP Billiton intends to maintain its current progressive dividend policy following completion of the Acquisition.

This summary should be read in conjunction with the full text of the attached Announcement, including the Appendices.

Goldman Sachs International and Gresham Partners are acting as principal financial advisers to BHP Billiton in relation to the Offers.

BNP Paribas SA (“BNP Paribas”), Citigroup Global Markets Limited (“Citi”), HSBC Bank plc (“HSBC”), Lazard & Co., Limited (“Lazard”), Merrill Lynch International and UBS (UBS Investment Bank, being UBS AG, Australia Branch and/or UBS Limited) are also providing financial advice to BHP Billiton.

Barclays Capital (the investment banking division of Barclays Bank PLC); BNP Paribas; Citigroup Global Markets Limited; Goldman Sachs International; HSBC Bank plc; Banco Santander, S.A.; and UBS Limited are acting as Mandated Lead Arrangers of the US$55 billion committed bank financing facility.

[4]	On the basis that BHP Billiton acquires 100 per cent of the shares in Rio Tinto Limited and Rio Tinto plc on the offer terms of 3.4 BHP Billiton shares for each Rio Tinto share.

Contacts:

Australia	United Kingdom
Don Carroll, Investor Relations	Andre Liebenberg, Investor Relations
Tel: +61 3 9609 2686 Mobile: +61 417 591 938	Tel: +44 20 7802 4131 Mobile: +44 7920 236 974
Email: Don.A.Carroll@bhpbilliton.com	Email: Andre.Liebenberg@bhpbilliton.com

Samantha Evans, Media Relations	Illtud Harri, Media Relations
Tel: +61 3 9609 2898 Mobile: +61 400 693 915	Tel: +44 20 7802 4195 Mobile: +44 7920 237 246
Email: Samantha.Evans@bhpbilliton.com	Email: Illtud.Harri@bhpbilliton.com

United States	South Africa
Tracey Whitehead, Investor & Media Relations	Alison Gilbert, Investor Relations
Tel: US +1 713 599 6100 or UK +44 20 7802 4031	Tel: SA +27 11 376 2121 or UK +44 20 7802 4183
Mobile: +44 7917 648 093	Mobile: +44 7769 936 227
Email: Tracey.Whitehead@bhpbilliton.com	Email: Alison.Gilbert@bhpbilliton.com

This Announcement is for information purposes only and does not constitute an offer or invitation to acquire or dispose of any securities or investment advice in any jurisdiction. Any offer, invitation or inducement to acquire or dispose of any securities of BHP Billiton Plc, BHP Billiton Limited, Rio Tinto plc and/or Rio Tinto Limited will be made solely by means of the BHP Billiton Prospectus, the BHP Billiton Bidder’s Statement, the Rio Tinto plc Offer Document and associated documents expected to be published on satisfaction of the Pre-conditions, and any decision to keep, buy or sell shares in Rio Tinto plc or Rio Tinto Limited should be made solely on the basis of the information contained in such documents. In addition, BHP Billiton shareholders are urged to read the BHP Billiton Prospectus and associated class 1 shareholder circular/explanatory statement before making any decision regarding the proposed transaction. The BHP Billiton Prospectus, BHP Billiton Bidder’s Statement, Rio Tinto plc Offer Document and related documents, once published, may be obtained from BHP Billiton’s website at www.bhpbilliton.com or on request from BHP Billiton.

Information Relating to the US Offer for Rio Tinto plc

BHP Billiton plans to register the offer and sale of securities it would issue to Rio Tinto plc US shareholders and Rio Tinto plc ADR holders by filing with the SEC a Registration Statement (the “Registration Statement”), which will contain a prospectus (“Prospectus”), as well as other relevant materials. No such materials have yet been filed. This communication is not a substitute for any Registration Statement or Prospectus that BHP Billiton may file with the SEC.

U.S. INVESTORS AND U.S. HOLDERS OF RIO TINTO PLC SECURITIES AND ALL HOLDERS OF RIO TINTO PLC ADRs ARE URGED TO READ ANY REGISTRATION STATEMENT, PROSPECTUS AND ANY OTHER DOCUMENTS MADE AVAILABLE TO THEM AND/OR FILED WITH THE SEC REGARDING THE POTENTIAL TRANSACTION, AS WELL AS ANY AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain a free copy of the Registration Statement and the Prospectus as well as other relevant documents filed with the SEC at the SEC's website (http://www.sec.gov), once such documents are filed with the SEC. Copies of such documents may also be obtained from BHP Billiton without charge, once they are filed with the SEC.

Information for US Holders of Rio Tinto Limited Shares

BHP Billiton Limited is not required to, and does not plan to, prepare and file with the SEC a registration statement in respect of the Rio Tinto Limited Offer. Accordingly, Rio Tinto Limited Shareholders should carefully consider the following:

The Rio Tinto Limited Offer will be an exchange offer made for the securities of a foreign company. Such offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document will be prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

Information Relating to the US Offer for Rio Tinto plc and the Rio Tinto Limited Offer for Rio Tinto shareholders located in the US

It may be difficult for you to enforce your rights and any claim you may have arising under the US federal securities laws, since the issuers are located in a foreign country, and some or all of their officers and directors may be residents of foreign countries. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the US securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a US court's judgement.

You should be aware that BHP Billiton may purchase securities of Rio Tinto plc and Rio Tinto Limited otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

The Offers are not being made in or into, and are not capable of acceptance in Japan or any other jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by the use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and/or the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of such jurisdiction.

The Rio Tinto Limited Offer will not necessarily be registered in any jurisdiction outside Australia (unless an applicable foreign law treats it as registered as a result of the BHP Billiton Bidder's statement being lodged with ASIC). Any Rio Tinto Limited Shareholder who wishes to accept the Rio Tinto Limited Offer must first satisfy itself that such acceptance is permitted by any foreign law applicable to that shareholder. If any authority or clearance under Australian law is required to enable a shareholder in Rio Tinto Limited to receive any consideration under the Rio Tinto Limited Offer, any acceptance of the Rio Tinto Limited Offer will not create any right to receive that consideration unless and until all requisite authorities or clearances have been received.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for BHP Billiton as principal financial adviser and corporate broker in relation to the matters described in this Announcement and is not advising any other person and accordingly will not be responsible to any person other than BHP Billiton for providing the protections afforded to the customers of Goldman Sachs International or for providing advice in relation to matters described in this Announcement.

Gresham Partners, which holds an Australian Financial Services Licence under the Australian Corporations Act, is acting exclusively for BHP Billiton as principal financial adviser in relation to the matters described in this Announcement and will not be responsible to anyone other than BHP Billiton for providing the protections afforded to the clients of Gresham Partners nor for providing advice in relation to matters described in this Announcement.

BNP Paribas, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is providing financial advice to BHP Billiton in relation to the matters described in this Announcement and is not advising any other person and accordingly will not be responsible to any person other than BHP Billiton for providing the protections afforded to the customers of BNP Paribas or for providing advice in relation to matters described in this Announcement.

Citi, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is providing financial advice and acting as corporate broker to BHP Billiton in relation to the matters described in this Announcement and is not advising any other person and accordingly will not be responsible to any person other than BHP Billiton for providing the protections afforded to the customers of Citi or for providing advice in relation to matters described in this Announcement.

HSBC, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is providing financial advice to BHP Billiton in relation to the matters described in this Announcement and is not advising any other person and accordingly will not be responsible to any person other than BHP Billiton for providing the protections afforded to the customers of HSBC or for providing advice in relation to matters described in this Announcement.

Lazard, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is providing financial advice to BHP Billiton in relation to the matters described in this Announcement and is not advising any other person and accordingly will not be responsible to any person other than BHP Billiton for providing the protections afforded to the customers of Lazard or for providing advice in relation to matters described in this Announcement.

Merrill Lynch International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is providing financial advice and acting as corporate broker to BHP Billiton in relation to the matters described in this Announcement and is not advising any other person and accordingly will not be responsible to any person other than BHP Billiton for providing the protections afforded to the customers of Merrill Lynch International or for providing advice in relation to matters described in this Announcement.

UBS Investment Bank is providing financial advice to BHP Billiton in relation to the matters described in this Announcement and is not advising any other person and accordingly will not be responsible to any person other than BHP Billiton for providing the protections afforded to the clients of UBS or for providing advice in relation to matters described in this Announcement.

The banks participating in the committed bank financing facility of US$55 billion are as follows:

As Mandated Lead Arranger: Barclays Capital (the investment banking division of Barclays Bank PLC); BNP Paribas; Citigroup Global Markets Limited; Goldman Sachs International; HSBC Bank plc; Banco Santander, S.A.; and UBS Limited.

As Underwriter: Barclays Bank PLC; BNP Paribas; Citibank N.A., London Branch; Goldman Sachs Credit Partners L.P.; HSBC Bank plc; Banco Santander, S.A.; and UBS AG, London Branch.

It is possible that this Announcement could or may contain forward-looking statements that are based on current expectations or beliefs, as well as assumptions about future events. Reliance should not be placed on any such statements because of their very nature, they are subject to known and unknown risks and uncertainties and can be affected by other factors that could cause actual results, and BHP Billiton’s plans and objectives, to differ materially from those expressed or implied in the forward-looking statements.

None of the statements concerning expected cost savings and volume-driven benefits (and resulting incremental EBITDA) and earnings per share accretion in this Announcement should be interpreted to mean that the future earnings per share of the Enlarged Group for current or future financial years will necessarily match or exceed the historical or published earnings per share of BHP Billiton, and the actual cost savings and volume-driven benefits (and resulting EBITDA enhancement) may be materially greater or less than estimated.

There are several factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements are BHP Billiton’s ability to successfully combine the businesses of BHP Billiton and Rio Tinto and to realise expected synergies from that combination, changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or dispositions.

BHP Billiton does not undertake any obligation (except as required by law, the Listing Rules of ASX Limited or the rules of the UK Listing Authority and the London Stock Exchange) to revise or update any forward-looking statement contained in this Announcement, regardless of whether those statements are affected as a result of new information, future events or otherwise.

Under the provisions of Rule 8.3 of the Takeover Code (the “Code”), if any person is, or becomes, “interested” (directly or indirectly) in one per cent or more of any class of “relevant securities” of any of BHP Billiton Plc, BHP Billiton Limited, Rio Tinto plc or Rio Tinto Limited, all “dealings” in any “relevant securities” of that company (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3.30 pm (London time) on the London business day following the date of the relevant transaction.

The relevant disclosure must include details of all “interests” or “dealings” in any class of “relevant securities” of the other company which is part of its DLC structure. Therefore, if, for example, a disclosure is being made in respect of a dealing in securities of BHP Billiton Plc, an accompanying disclosure must also be made of interests or short positions held in securities of BHP Billiton Limited, even if the person’s interest or short position is less than one per cent of the relevant class. The same approach should be adopted in respect of securities of Rio Tinto plc and Rio Tinto Limited. Therefore, each disclosure should consist of two Rule 8.3 disclosure forms, one for the Plc arm of the DLC structure and one for the Limited arm of the DLC structure, released as one announcement.

This requirement will continue until the date on which the Offers become, or are declared, unconditional as to acceptances, lapse or are otherwise withdrawn or on which the “offer period” otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of BHP Billiton Plc, BHP Billiton Limited, Rio Tinto plc or Rio Tinto Limited, they will be deemed to be a single person for the purpose of Rule 8.3.

Under the provisions of Rule 8.1 of the Code, all “dealings” in “relevant securities” of either BHP Billiton or Rio Tinto by BHP Billiton or Rio Tinto, or by any of their respective “associates”, must be disclosed by no later than 12.00 noon (London time) on the London business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, and the number of such securities in issue, can be found on the UK Panel’s website at www.thetakeoverpanel.org.uk.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Code, which can also be found on the UK Panel’s website. If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, you should consult the UK Panel.

For Immediate Release	6 February 2008

Not for release, publication or distribution in or into Japan

BHP BILLITON OFFER FOR RIO TINTO

BHP Billiton Limited Offers for Rio Tinto Plc and for Rio Tinto Limited

1.	Introduction

The Board of BHP Billiton believes that it is compelling and logical to combine BHP Billiton and Rio Tinto and that the combination will deliver substantial benefits to both BHP Billiton and Rio Tinto shareholders. In particular, the Board believes that its Offers to acquire Rio Tinto would deliver significantly greater benefits to the shareholders of Rio Tinto than Rio Tinto could otherwise achieve on its own and, due to the all-share nature of the Offers, allow Rio Tinto shareholders to participate in the underlying assets of both groups. Following completion of the Acquisition, Rio Tinto shareholders would own approximately 44 per cent of the Enlarged Group compared to the approximately 36 per cent level represented by the market capitalisations of the companies prior to the approach by BHP Billiton to Rio Tinto and would therefore also receive approximately 44 per cent of all future synergies (assuming full acceptance of the Offers on a fully diluted basis).

Since BHP Billiton’s announcement on 8 November 2007 that it had made a proposal to Rio Tinto on 1 November 2007 to combine the two groups, BHP Billiton has undertaken extensive consultations with the shareholders and stakeholders of both Rio Tinto and BHP Billiton which have indicated a clear understanding of the industrial logic of such a combination and assisted BHP Billiton in determining the terms of the Offers being made today to the shareholders of Rio Tinto. These terms represent compelling value for Rio Tinto shareholders and a substantial increase over the initial proposal made to the Board of Rio Tinto.

Accordingly the Board of BHP Billiton is announcing today the terms of two inter-conditional Offers by BHP Billiton Limited for Rio Tinto plc and Rio Tinto Limited. This Announcement relates to both the Rio Tinto plc Offer and the Rio Tinto Limited Offer.

2.	The Rio Tinto plc Offer

The Rio Tinto plc Offer will be structured as an offer by BHP Billiton Limited for Rio Tinto plc:

—	3.4 BHP Billiton shares for each Rio Tinto plc Share;

—	Basic entitlement to 80 per cent BHP Billiton Plc Shares and 20 per cent BHP Billiton Limited Shares;

—	Mix and Match Facility; and

—	Free Share Sale Facility for New BHP Billiton Limited Shares for Rio Tinto plc Shareholders who hold fewer than 25,000 Rio Tinto plc Shares.

The Mix and Match Facility would allow Rio Tinto plc Shareholders to elect to receive a higher proportion of New BHP Billiton Plc Shares or New BHP Billiton Limited Shares than the basic entitlement affords. However, the total number of New BHP Billiton Plc Shares and New BHP Billiton Limited Shares to be issued to Rio Tinto plc Shareholders in aggregate under the Rio Tinto plc Offer will not be varied as a result of elections made under the Mix and Match Facility.

Accordingly, BHP Billiton Limited’s ability to satisfy elections made by Rio Tinto plc Shareholders under the Mix and Match Facility will depend upon other Rio Tinto plc Shareholders making offsetting elections. To the extent that elections for New BHP Billiton Plc Shares or New BHP Billiton Limited Shares cannot be satisfied in full, they will be scaled back on a pro rata basis.

As a result, any Rio Tinto plc Shareholder who makes a valid election to receive more than his/her basic entitlement to either New BHP Billiton Limited Shares or New BHP Billiton Plc Shares will not know the exact proportion of New BHP Billiton Limited Shares and New BHP Billiton Plc Shares he/she will receive until settlement of his/her consideration under the Rio Tinto plc Offer.

Any Rio Tinto plc Shareholder who does not make an election under the Mix and Match Facility will receive 80 per cent New BHP Billiton Plc Shares and 20 per cent New BHP Billiton Limited Shares in accordance with the basic terms of the Rio Tinto plc Offer.

Further details of the Mix and Match Facility will be included in the Rio Tinto plc Offer Document to be published in connection with the Rio Tinto plc Offer.

A brief description of the Share Sale Facility is given in paragraph 15 below.

Rio Tinto plc Shareholders will obtain their entitlement to New BHP Billiton Plc Shares through an automatic exchange mechanism whereby they will initially be issued with the appropriate number of Interim Shares which will immediately be exchanged for New BHP Billiton Plc Shares.

BHP Billiton reserves the right to implement the Rio Tinto plc Offer by way of a scheme of arrangement for Rio Tinto plc or to otherwise amend the terms of the Rio Tinto plc Offer, subject to the UK Code.

3.	US shareholders of Rio Tinto plc

The Rio Tinto plc Offer is to be made to holders of Rio Tinto plc Shares who are located in the US and to all holders of Rio Tinto plc ADRs, wherever located (not solely US holders of ADRs) by means of the US Offer, which forms part of the Rio Tinto plc Offer. The treatment of holders of Rio Tinto plc ADRs will generally be comparable to the treatment of holders of Rio Tinto plc Shares discussed in this Announcement, except that the consideration such Rio Tinto ADR holders receive will ultimately be in the form of new BHP Billiton Limited ADRs and new BHP Billiton Plc ADRs. The terms of the US Offer will be set forth in a Registration Statement on Form F-4 which BHP Billiton plans to file with the SEC and which will need to be declared effective by the SEC prior to the issuance of any securities pursuant to the US Offer.

Acceptances under the US Offer will count towards any required thresholds under the Rio Tinto plc Offer.

4.	The Rio Tinto Limited Offer

The Rio Tinto Limited Offer will be structured as an offer by BHP Billiton Limited for Rio Tinto Limited. Under the terms of the Rio Tinto Limited Offer, BHP Billiton will offer Rio Tinto Limited Shareholders 3.4 New BHP Billiton Limited Shares for each Rio Tinto Limited Share.

BHP Billiton reserves the right to implement the Rio Tinto Limited Offer by way of a scheme of arrangement for Rio Tinto Limited or to otherwise amend the terms of the Rio Tinto Limited Offer in a way which is not substantially less favourable to Rio Tinto Limited Shareholders, subject to the Australian Corporations Act.

5.	Value of the Offers

BHP Billiton’s offer to acquire Rio Tinto

On the basis of the closing prices of a BHP Billiton Limited Share of A$46.10 and a BHP Billiton Plc Share of £18.31 on 31 October 2007 (being the date immediately prior to BHP Billiton’s approach to Rio Tinto), the Offers represent:

—	Total consideration of US$173.6 billion to Rio Tinto shareholders; and

—	A premium of 42 per cent to the combined market capitalisations of Rio Tinto Limited and Rio Tinto plc on 31 October 2007 of US$122.1 billion.

Based on the volume weighted average prices of BHP Billiton Limited and BHP Billiton Plc Shares for the month ended 31 October 2007, the Offers represent:

—	Total consideration of US$171.3 billion to Rio Tinto shareholders; and

—	A premium of 45 per cent to the combined volume weighted average market capitalisations of Rio Tinto Limited and Rio Tinto plc over the same period.

Based on BHP Billiton’s closing share prices on 4 February 2008 (being the last practicable date prior to this Announcement), the total consideration offered to shareholders of Rio Tinto Limited and Rio Tinto plc is US$147.4 billion, which represents a premium of approximately 21 per cent to the combined market capitalisations of Rio Tinto Limited and Rio Tinto plc on 8 November 2007 and 7 November 2007, respectively, being market capitalisations reflecting closing prices of Rio Tinto Limited and Rio Tinto plc shares immediately prior to BHP Billiton’s announcement on 8 November 2007.

Following completion of the Acquisition, Rio Tinto shareholders would own approximately 44 per cent of the combined issued ordinary share capital of BHP Billiton Limited and BHP Billiton Plc (assuming full acceptance of the Offers on a fully diluted basis and excluding any intra-DLC cross-holdings). This level of pro forma ownership would represent an increase to Rio Tinto’s contribution to the combined market capitalisation from approximately 36 per cent based on the closing share prices on 31 October 2007 (the date immediately prior to the approach by BHP Billiton to Rio Tinto).

Rio Tinto plc Offer

On the basis of the closing prices of a BHP Billiton Limited Share of A$46.10 and a BHP Billiton Plc Share of £18.31 on 31 October 2007 (being the last practicable date prior BHP Billiton’s approach to Rio Tinto), the Rio Tinto plc Offer values:

—	Each Rio Tinto plc Share at approximately £63.79; and

—	The issued ordinary share capital of Rio Tinto plc at approximately £63.6 billion.

On the basis of the closing prices of a BHP Billiton Limited Share of A$39.32 and a BHP Billiton Plc Share of £16.49 on 4 February 2008 (being the last practicable date prior to this Announcement), the Rio Tinto plc Offer values:

—	Each Rio Tinto plc Share at approximately £57.16; and

—	The issued ordinary share capital of Rio Tinto plc at approximately £57.0 billion.

Rio Tinto Limited Offer

On the basis of the closing price of a BHP Billiton Limited Share of A$46.10 on 31 October 2007 (being the last date prior to BHP Billiton’s approach to Rio Tinto), the Rio Tinto Limited Offer values each Rio Tinto Limited Share at A$156.74 and the issued ordinary share capital of Rio Tinto Limited at A$44.8 billion.

On the basis of the closing price of a BHP Billiton Limited Share of A$39.32 on 4 February 2008 (being the last practicable date prior to this Announcement), the Rio Tinto Limited Offer values each Rio Tinto Limited Share at approximately A$133.69 and the issued ordinary share capital of Rio Tinto Limited at approximately A$38.2 billion.

6.	Fractional entitlements

No fractions of New BHP Billiton Limited Shares or Interim Shares will be issued to holders of Rio Tinto plc Shares or Rio Tinto Limited Shares. Any fractional entitlements will be rounded up or down to the nearest whole number (with fractional entitlements to 0.5 of a New BHP Billiton Limited Share or of an Interim Share being rounded up).

7.	Effect of Acquisition on the share capital of BHP Billiton Plc and BHP Billiton Limited

The Acquisition would result in the issue of approximately:

—	2,265,767,683 New BHP Billiton Limited Shares, representing approximately 40 per cent of the issued ordinary share capital of BHP Billiton Limited following completion of the Acquisition (assuming full acceptance of the Offers on a fully diluted basis including the Rio Tinto Limited Cross-holding); and

—	2,739,049,449 New BHP Billiton Plc Shares, representing approximately 55 per cent of the issued ordinary share capital of BHP Billiton Plc following completion of the Acquisition (assuming full acceptance of the Rio Tinto plc Offer on a fully diluted basis).

Following the Acquisition, on the same basis, the combined issued ordinary share capital of BHP Billiton Limited and BHP Billiton Plc will have increased approximately 90 per cent from the position as it is today. Rio Tinto shareholders will hold approximately 44 per cent of this enlarged publicly-held share capital (assuming full acceptance of the Offers on a fully diluted basis).

8.	Background to and reasons for the Acquisition

The Board of BHP Billiton believes that the fit between the two companies in terms of values, strategy, asset mix and quality, as well as culture is without comparison in the diversified natural resources industry. Each company has a portfolio of large-scale, low-cost, long-life assets that are highly complementary and, when combined, would represent the leading portfolio of high quality assets in the industry.

■ Unlocking value

Significant opportunities to release value through complementary and overlapping assets

BHP Billiton believes the combined portfolio would deliver benefits that are only achievable through a combination of BHP Billiton and Rio Tinto as a result of the common and overlapping presence in a number of major resource basins and joint ownership interests. This relatively high degree of overlap is unique in the industry and is expected to provide opportunities for significant value creation through economies of scale, sharing of infrastructure and removal of duplication. Examples include:

—	Faster and more efficient development of the combined iron ore resources in Western Australia;

—	Optimisation of thermal coal operations in the Hunter Valley, Australia;

—	More efficient development of metallurgical coal operations in the Bowen Basin, Australia; and

—	Improved development of brownfield and greenfield opportunities in industrial minerals in Southern Africa.

Greater opportunities to meet the challenges of growing demand

BHP Billiton believes by combining the two development portfolios and more effectively utilising resources and infrastructure, the Enlarged Group will be able to deliver an improved supply-side response to meet the growing demand from customers by providing greater volumes on an accelerated basis. It will also be supported through greater abilities to develop new production and optimise supply logistics through blending and better delivery options.

Enhanced delivery of future growth options

Rio Tinto and BHP Billiton are both seeking to develop new resources in geographies that frequently have high infrastructure needs and other associated costs, as well as increased risks. Through Rio Tinto and BHP Billiton’s extensive experience and resources, the Enlarged Group would have a greater ability to develop efficiently the next generation of large-scale projects in these new regions for the benefit of its customers, the communities in which it operates, and its shareholders.

Management team with enhanced strength and depth

The Enlarged Group would have a world-class management and operational team with significant strength and depth across all levels of the organisation. BHP Billiton and Rio Tinto are both committed to the pursuit of excellence and the highest standards in safety and sustainability with a focus on global best practice in community and environment. The Enlarged Group will continue this commitment.

As a result of this alignment the Board of BHP Billiton is confident of being able to integrate the two organisations smoothly and efficiently following the Acquisition. Key management positions would be filled by drawing on the best of both management teams and the development of the best people from both companies would be considered an important driver of the ongoing success of the combination.

■ Substantial quantified synergies

The combination of BHP Billiton and Rio Tinto is expected to create substantial value through both cost savings and volume-driven benefits that would arise as result of the Acquisition. These synergies, due to the substantial overlap in neighbouring and jointly-owned operations, are only available through the combination of BHP Billiton and Rio Tinto. In particular, BHP Billiton expects:

—	US$1.7 billion nominal per annum of cost savings in the third full year following completion, achieved through removal of duplication as well as procurement and operating efficiency savings; and

—	Further EBITDA enhancement of US$2.0 billion nominal per annum in the seventh full year following completion, driven primarily by the acceleration of volumes to customers.

In the seventh full year following completion this, therefore, is expected to result in a total incremental EBITDA of US$3.7 billion nominal per annum of quantified synergies.

The total one-off implementation cash costs related to achieving these synergies are expected to amount to US$0.65 billion over the first two years following completion.

This estimate of synergies has been reported on under the UK Code by KPMG and by BHP Billiton’s financial adviser Goldman Sachs International. Copies of their letters are included in parts (a) and (b) respectively of Appendix V.

The estimate of synergies should be read in conjunction with notes (s) to (w) of Appendix IV.

The Board of BHP Billiton also expects that the Acquisition would be accretive to BHP Billiton’s earnings per share (after adjusting for the proposed share buyback and excluding depreciation on the write-up of Rio Tinto’s assets) and cashflow per share (after adjusting for the proposed share buyback) from the first full fiscal year following completion of the Acquisition.

■ All-share Offers that allow continued participation by Rio Tinto shareholders

The Acquisition is structured as an all-share transaction implemented through two inter-conditional Offers. As a result Rio Tinto shareholders will be able to participate in the Enlarged Group and gain exposure to the world’s premier diversified natural resources company with its strengthened asset portfolio and greater diversification. Rio Tinto shareholders will benefit from the premium implied by the Offers and the pro rata access to the economic benefits of the combination through their ownership of approximately 44 per cent of the Enlarged Group (assuming full acceptance of the Offers on a fully diluted basis).

■ Deliverable Offers — Manageable anti-trust issues not expected to have a material impact

BHP Billiton has undertaken extensive in-depth analysis on the potential impact of the Acquisition on the markets in which BHP Billiton and Rio Tinto participate. BHP Billiton believes that this analysis shows that the potential anti-trust issues are manageable and should not impact in any material way either the future prospects of the Enlarged Group or the amount and achievability of synergies.

In fact, BHP Billiton believes that the cost savings, expanded growth options and speed-to-market benefits available to the Enlarged Group would provide material pro-competitive benefits in key commodity markets to the benefit of BHP Billiton’s and Rio Tinto’s customers. As a result, BHP Billiton is confident that it will be able to obtain satisfactory regulatory clearances from the various regulatory bodies.

BHP Billiton has been progressing substantive pre-notification discussions with the European Commission with respect to the EU merger control process and expects to notify the transaction formally to the European Commission in the first quarter of 2008. Preliminary contact has also been made with the relevant regulatory authorities in Australia, the US, Canada and South Africa and formal notifications will be filed in those jurisdictions in due course. BHP Billiton expects to receive the necessary clearances during the second half of 2008.

■ Preservation of the DLC structure allowing access for shareholders to both markets

The DLC structure has historically served BHP Billiton and Rio Tinto well, allowing shareholders to participate in both the Australian and UK markets with equivalent economic ownership of the underlying assets. BHP Billiton is proposing to maintain this structure to allow shareholders to participate in the Enlarged Group in either market, providing equivalent economic ownership regardless of the market in which a shareholder invests.

■ Enhanced cash flow and a strong capital structure

The Board of BHP Billiton believes that the strength and diversification of the asset portfolio of the Enlarged Group will enable it to deliver strong long-term performance through the commodity cycle. As a result, BHP Billiton’s intention is to maintain a single A rating for the Enlarged Group. Combined with its strong cash flow this target is expected to provide financial flexibility to return significant capital to shareholders in the future while maintaining flexibility for future investment and maintaining BHP Billiton’s current progressive dividend policy.

In line with this target, and if the Offers are successful5, BHP Billiton proposes to return up to US$30 billion to shareholders through a share buyback within 12 months of completion of the Acquisition. The proposed share buyback and any refinancing that might arise as a result of the Acquisition, including of Rio Tinto’s remaining borrowings, will be funded through a combination of sources comprising a committed bank financing facility of US$55 billion, together with cash flow from operations, asset disposal proceeds from the continued optimisation of BHP Billiton’s asset portfolio and if required debt financing.

9.	Dividends

BHP Billiton intends to maintain its current progressive dividend policy which seeks steadily to increase or at least to maintain the dividend in US dollars at each half yearly payment provided that BHP Billiton generates sufficient profit and cash flow to do so.

BHP Billiton Limited will continue to pay dividends in Australian dollars, British pounds, New Zealand dollars or United States dollars, depending on the country of residence of the shareholder. BHP Billiton Plc will continue to pay dividends in British pounds to shareholders on its principal register in the UK and South African rand to shareholders on its branch register in South Africa.

10.	Information on BHP Billiton

BHP Billiton is headquartered in Melbourne, Australia, and is the world’s largest global diversified natural resources company. BHP Billiton is listed on stock exchanges in Australia (ASX), the United Kingdom (LSE), the United States (NYSE), South Africa (JSE), Germany (Frankfurt) and Switzerland (Zurich). As at 4 February 2008, BHP Billiton had a market capitalisation of US$192.0 billion.

BHP Billiton has approximately 39,000 employees working in more than 100 operations in approximately 25 countries. For the financial year ended 30 June 2007, BHP Billiton reported revenue of US$47.5 billion, Underlying EBIT of US$20.1 billion, net profit attributable to shareholders of US$13.4 billion and net operating cash flow of US$15.6 billion. As at 30 June 2007, BHP Billiton had net assets of US$29.9 billion.

On 6 February, BHP Billiton released interim results for the half year ended 31 December, 2007. Key highlights were revenue of US$25.5 billion, Underlying EBIT of US$9.6 billion, net profit attributable to shareholders of US$6.0 billion and net operating cash flow of US$7.9 billion.

BHP Billiton operates ten business units or Customer Sector Groups (CSGs), aligned with the commodities which the company extracts and markets. The ten CSGs are Aluminium, Base Metals, Uranium, Diamonds and Specialty Products, Energy Coal, Iron Ore, Manganese, Metallurgical Coal, Petroleum and Stainless Steel Materials.

[5]	On the basis that BHP Billiton acquires 100 per cent of the shares in Rio Tinto Limited and Rio Tinto plc on the offer terms of 3.4 BHP Billiton shares for each Rio Tinto share.

•

The Aluminium CSG’s (12 per cent of total BHP Billiton FY2007 revenue) principal activities are the mining of bauxite, refining of bauxite into alumina and smelting of alumina into aluminium metal. The CSG has operations in Australia, Brazil, Mozambique, South Africa, and Suriname.

•

The Base Metals CSG’s (27 per cent of total BHP Billiton FY2007 revenue) principal activities are the mining of copper, silver, lead, zinc, molybdenum, uranium (prior to July 2007) and gold. The Base Metals CSG has operations in Australia, Chile, Peru and the US.

•

A separate Uranium CSG was created in July 2007. Its principal activities are the production and marketing of uranium and the operation and development of the Olympic Dam ore body. The Uranium CSG's results are reported as part of the consolidated Base Metals CSG's results.

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The Diamonds and Specialty Products CSG’s (two per cent of total BHP Billiton FY2007 revenue) principal activities are the mining of diamonds and titanium minerals. The CSG has operations in Canada and South Africa.

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The Energy Coal CSG’s (10 per cent of total BHP Billiton FY2007 revenue) principal activities are the mining and marketing of export thermal (energy) coal. The CSG has operations in Australia, Colombia, South Africa and the United States.

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The Iron Ore CSG’s (12 per cent of total BHP Billiton FY2007 revenue) principal activities are the mining of iron ore from a number of mines. The CSG’s principal operations are based in the Pilbara region of north Western Australia and in Brazil.

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The Manganese CSG’s (three per cent of total BHP Billiton FY2007 revenue) principal activities are the mining of manganese ore and production of manganese metal and alloys. The CSG has operations in Australia and South Africa.

•	The Metallurgical Coal CSG’s (eight per cent of total BHP Billiton FY2007 revenue) principal activities are the mining of metallurgical coal in Australia.

•

The Petroleum CSG’s (12 per cent of total BHP Billiton FY2007 revenue) principal activities are oil and gas exploration, production, development and marketing in Australia, the United Kingdom, the United States, Algeria, Trinidad and Tobago, and Pakistan.

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The Stainless Steel Materials CSG’s (15 per cent of total BHP Billiton FY2007 revenue) principal activities are producing nickel concentrate primarily for the stainless steel industry. The CSG operates a number of mines, concentrators, smelters and refineries in Australia and Colombia.

11.	Current trading and prospects for the BHP Billiton Group

On 6 February, BHP Billiton released interim results for the half year ended 31 December, 2007. The results presented represent an excellent operating and financial performance. These results are based on a strong production performance across the breadth of BHP Billiton’s business, outstanding cost control in the face of significant cost pressures and additional volumes from newly commissioned growth projects. BHP Billiton’s performance has not only benefited from the unique diversification across petroleum, bulk and non ferrous commodities, but also the diversification within each of these broad categories. In particular, record half year earnings results in iron ore and manganese demonstrated that BHP Billiton was able to capture strong market conditions in the steel-making sector. Record half year earnings from petroleum in an environment of strong prices were the result of excellent management of natural field decline and volume growth from new projects.

BHP Billiton’s Underlying EBIT of US$9.6 billion is an increase of 5.4 per cent over the corresponding period last year (being the 6 months to 31 December 2006). Underlying EBIT margin was 44.4 per cent. Earnings per share, excluding exceptional items, were up 2.8 per cent at 106.8 US cents reflecting the benefit of the share buy-back program. This result has been achieved in an environment in which input prices have increased significantly and currencies have appreciated strongly. The reduction in Underlying EBIT, as a result of the weaker US dollar, was US$506 million more than the corresponding period.

In pursuit of BHP Billiton’s strategy, BHP Billiton continues to focus on the fundamental drivers of value creation for shareholders: by operating large, long-life, low cost expandable assets while taking a disciplined and value-focused approach to pursuing additional organic and non-organic growth options.

BHP Billiton achieved record or equal record production6 for seven major commodities and significantly increased production across a further six commodities. Production records were achieved by 12 assets in six of BHP Billiton’s Customer Sector Groups. This performance reinforces BHP Billiton’s track record of consistent growth on the back of predictable project delivery coming from a deep inventory of projects that will continue to underpin BHP Billiton’s growth plans. This increased production from high returning assets has allowed BHP Billiton to capture the benefits of strong first half conditions in key commodity markets.

First production was successfully achieved at seven major projects: Genghis Khan, Atlantis South and Stybarrow (oil and gas), Koala Underground (diamonds), Pinto Valley (copper in concentrate), Rapid Growth Project 3 (iron ore) and Ravensthorpe (contained nickel in concentrate). BHP Billiton expects to deliver significant volume growth in the second half of FY 2008 with continued ramp up of these projects, and the expected commissioning of an additional four projects.

During the period BHP Billiton approved three new projects; the Kipper project (gas), Klipspruit (energy coal), the Gemco expansion project (manganese concentrate) and in January 2008, BHP Billiton approved the Newcastle Third Port Project (energy coal export capacity). All of these projects will support continued growth across a number of BHP Billiton’s businesses in future years.

12.	Information on Rio Tinto

Rio Tinto is headquartered in London, United Kingdom and is listed on the Australian, London and New York stock exchanges. As at 4 February, 2008, Rio Tinto had a market capitalisation of US$142.2 billion.

Rio Tinto has operations worldwide with strong representation in Australia and North America and significant businesses in South America, Asia, Europe and Southern Africa. Through its global operations, Rio Tinto produces iron ore, metallurgical and thermal coal, copper, bauxite, alumina, aluminium, uranium and diamonds as well as other base metals and industrial minerals.

Rio Tinto has recently expanded its aluminium operations with the acquisition of Alcan, creating the world’s leading supplier of aluminium. Rio Tinto has separately indicated that it intends to dispose of several assets including its packaging business, engineered products business and various resource assets.

13.	Management and employees

Shortage of labour is an ongoing issue in the global resources sector. The combination of BHP Billiton and Rio Tinto will allow the Enlarged Group to deploy this scarce resource more effectively, removing overlap and freeing people to focus on the highest value opportunities.

BHP Billiton attaches great importance to the skills and experience of the existing management and employees of Rio Tinto and believes that they will benefit significantly from the greater opportunities that the Enlarged Group can provide for them. The existing employment rights of all management and employees of Rio Tinto will be fully safeguarded.

14.	Rio Tinto Share Schemes

The Rio Tinto plc Offer will extend to any Rio Tinto plc Shares unconditionally allotted or issued fully paid (or credited as fully paid) upon exercise of options granted under the Rio Tinto plc Share Schemes whilst the Rio Tinto plc Offer remains open for acceptance or before such earlier date as BHP Billiton, subject to the UK Code and other applicable laws, may decide. To the extent that such options are not so exercised, and if the Rio Tinto plc Offer becomes or is declared unconditional in all respects, BHP Billiton will make appropriate proposals to option holders under the Rio Tinto plc Share Schemes in due course.

[6]	Unless otherwise stated production volumes exclude suspended and sold operations

The Rio Tinto Limited Offer will extend to any Rio Tinto Limited Shares unconditionally allotted or issued fully paid (or credited as fully paid) while the Rio Tinto Limited Offer remains open for acceptance upon exercise of options or securities granted under the Rio Tinto Limited Share Schemes, being options or securities in existence as at the Rio Tinto Limited Register Date. If BHP Billiton becomes entitled to acquire such options or securities compulsorily under Part 6A.2 of the Australian Corporations Act, BHP Billiton intends to proceed with compulsory acquisition of those options or securities.

15.	Share Sale Facility under the Rio Tinto plc Offer for New BHP Billiton Limited Shares

To the extent consistent with applicable law in relevant jurisdictions, BHP Billiton intends to arrange for a free Share Sale Facility to be made available as part of the Rio Tinto plc Offer in relation to the New BHP Billiton Limited Shares issued to Rio Tinto plc Shareholders who (i) hold fewer than 25,000 Rio Tinto plc Shares; and (ii) do not elect for New BHP Billiton Limited Shares under the Mix and Match Facility in excess of their basic entitlements. Qualifying Rio Tinto plc Shareholders will be able to sell all, but not some, of the New BHP Billiton Limited Shares they receive under the Rio Tinto plc Offer without incurring any charges (including dealing charges and settlement charges) and to receive the proceeds of the sale in British pounds. The Share Sale Facility will not be available to Rio Tinto plc Shareholders resident in jurisdictions where making such a facility available is unlawful. Further details of this free Share Sale Facility will be provided in the Rio Tinto plc Offer Document.

16.	Taxation

It is expected that capital gains tax rollover relief will be available to UK resident shareholders accepting the Rio Tinto plc Offer in respect of their New BHP Billiton Plc Shares and New BHP Billiton Limited Shares subject to approximately 70 per cent acceptances under the Rio Tinto plc Offer.

If BHP Billiton Limited is able to proceed with the compulsory acquisition of any remaining Rio Tinto Limited Shares, BHP Billiton Limited expects capital gains tax rollover relief to be available to Australian resident shareholders accepting the Rio Tinto Limited Offer.

Given the size of the Rio Tinto Limited Cross-holding, to reach the compulsory acquisition thresholds in relation to Rio Tinto Limited:

—	Some or all of this holding will need to be accepted into the Rio Tinto Limited Offer by Rio Tinto plc; or

—	ASIC will need to provide relief from the Australian Corporations Act.

ASIC has indicated that it would consider an application for this relief on its merits if it becomes apparent that the Rio Tinto Limited Cross-holding has a clear defensive effect.

Shareholders accepting the Rio Tinto plc Offer or Rio Tinto Limited Offer who are US citizens or residents are expected to be subject to US tax on the receipt of the Rio Tinto plc Offer and the Rio Tinto Limited Offer consideration, respectively.

17.	Overseas shareholders

The availability of the Rio Tinto plc Offer and Rio Tinto Limited Offer to persons not resident in the UK, Australia or the US may be affected by the laws of the relevant jurisdiction where they are resident. Rio Tinto shareholders who are not resident in the UK, Australia or the US should inform themselves about, and observe, any applicable requirements.

The Offers are not being made in or into, and are not capable of acceptance in Japan or any other jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by the use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and/or the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

The Rio Tinto Limited Offer will not necessarily be registered in any jurisdiction outside Australia (unless an applicable foreign law treats it as registered as a result of the BHP Billiton Bidder's Statement being lodged with ASIC). Any shareholder who wishes to accept the Rio Tinto Limited Offer must first satisfy itself that such acceptance is permitted by any foreign law applicable to that shareholder. If any authority or clearance under Australian law is required to enable a shareholder in Rio Tinto Limited to receive any consideration under the Rio Tinto Limited Offer, any acceptance of the Rio Tinto Limited Offer will not create any right to receive that consideration unless and until all requisite authorities or clearances have been received. The Rio Tinto Limited Offer may provide that securities which would otherwise be issued to an accepting shareholder resident in a jurisdiction outside Australia may be vested in a nominee and sold, with the net proceeds of sale remitted to the accepting shareholder.

18.	Shareholder approval

In view of the size of Rio Tinto, among other things, it will be necessary for BHP Billiton shareholders to approve the Acquisition. Accordingly, the necessary resolutions will be put to an extraordinary general meeting of each of BHP Billiton Limited and BHP Billiton Plc once the Pre-conditions have been satisfied or waived.

19.	Timing

The Rio Tinto plc Offer, Rio Tinto Limited Offer and the posting of the documents related to each are subject to satisfaction or waiver of the Pre-conditions which relate to the obtaining of certain clearances in Europe, Australia, the United States, Canada and South Africa. BHP Billiton intends to proceed with the Offers through despatching the Rio Tinto plc Offer Document and the US Offer document, in the case of the Rio Tinto plc Offer, and the BHP Billiton Bidder's Statement, in the case of the Rio Tinto Limited Offer, as soon as practicable after the satisfaction or waiver of the Pre-conditions. The necessary clearances are expected to be obtained during the second half of 2008.

20.	Compulsory acquisition, delisting and cancellation of voting

Rio Tinto plc Offer

If the Rio Tinto plc Offer becomes or is declared unconditional in all respects, it is the intention of BHP Billiton, assuming it becomes so entitled, to acquire compulsorily any outstanding Rio Tinto plc Shares pursuant to the provisions of the UK Companies Act 2006, including any Rio Tinto plc Shares underlying the Rio Tinto plc ADRs.

Following the Rio Tinto plc Offer becoming or being declared unconditional in all respects and sufficient acceptances being received, BHP Billiton intends to procure that Rio Tinto will apply for the cancellation of the listing of the Rio Tinto plc Shares on the Official List and trading on the London Stock Exchange for listed securities and the delisting of the Rio Tinto plc ADRs on the New York Stock Exchange. De-listing is likely to reduce significantly the liquidity and marketability of any Rio Tinto plc Shares or Rio Tinto plc ADRs in respect of which the Rio Tinto plc Offer has not been accepted.

Following the delisting of the Rio Tinto plc ADRs from the New York Stock Exchange, BHP Billiton intends to procure that Rio Tinto files with the SEC a request that Rio Tinto’s reporting obligations under the Exchange Act be terminated, if and when Rio Tinto plc is eligible to do so.

Rio Tinto Limited Offer

If the Rio Tinto Limited Offer becomes or is declared unconditional in all respects, it is the intention of BHP Billiton, assuming it becomes so entitled, to acquire compulsorily any outstanding Rio Tinto Limited Shares other than the Rio Tinto Limited Cross-holding in accordance with the provisions of the Australian Corporations Act. BHP Billiton may also compulsorily acquire some or all of the Rio Tinto Limited Cross-holding.

If BHP Billiton becomes entitled to acquire any other outstanding Rio Tinto Limited securities held other than by a member of the Rio Tinto Group compulsorily under the Australian Corporations Act, BHP Billiton intends to proceed with such compulsory acquisition.

BHP Billiton intends to procure that Rio Tinto Limited is removed from the official list of ASX following completion of compulsory acquisition of the Rio Tinto Limited Shares.

21.	Listing, dealings and settlement

Application will be made for the New BHP Billiton Plc Shares to be admitted to the Official List of the UK Listing Authority and to trading on the London Stock Exchange’s market for listed securities.

It is expected that admission will become effective and that dealings for normal settlement in the New BHP Billiton Plc Shares will commence shortly following the date on which the Rio Tinto plc Offer becomes or is declared unconditional in all respects (save only for the admission of such shares becoming effective). The New BHP Billiton Plc Shares will, when issued, be fully paid and rank pari passu in all respects with the existing BHP Billiton Plc Shares, including, where the record date for determining entitlements is on or after the date of issue of New BHP Billiton Plc Shares, the right to all dividends and other distributions (if any) declared, made or paid by BHP Billiton Plc save that BHP Billiton reserves the right to withhold any dividend not yet paid for the half year ended 31 December 2008 or any subsequent period if Rio Tinto shareholders would otherwise receive a Rio Tinto dividend and a BHP Billiton dividend for the same period or a substantial part of that period.

In addition, application will be made to the New York Stock Exchange for listing of the new BHP Billiton Limited ADRs (representing New BHP Billiton Limited Shares) and the new BHP Billiton Plc ADRs (representing New BHP Billiton Plc Shares) being offered in the US Offer.

Application will be made for the New BHP Billiton Limited Shares to be admitted to quotation on ASX. It is expected that admission will become effective upon issue and allotment of the New BHP Billiton Limited Shares to accepting Rio Tinto shareholders and provision of standard information to ASX, and that such New BHP Billiton Limited Shares may be traded on ASX as from that time. The New BHP Billiton Limited Shares will, when issued, be fully paid and rank pari passu in all respects with existing BHP Billiton Limited Shares, including, where the record date for determining entitlements is on or after the date of issue of New BHP Billiton Limited Shares, the right to all dividends and other distributions (if any) declared, made or paid by BHP Billiton Limited save that BHP Billiton reserves the right to withhold any dividend not yet paid for the half year ending 31 December 2008 or any subsequent period if Rio Tinto shareholders would otherwise receive a Rio Tinto dividend and a BHP Billiton dividend for the same period or a substantial part of that period.

22.	Regulatory Relief for the Rio Tinto Limited Offer

BHP Billiton has consulted with, and obtained certain relief from ASIC in connection with the Offer. The relevant items of relief will be available on BHP Billiton’s website in due course.

The key items of relief which have been obtained to date may be summarised as follows:

ASIC has granted modifications and exemptions of the Australian Corporations Act which:

(i)	Relieve BHP Billiton from the requirement in the Australian Corporations Act to despatch the Rio Tinto Limited Offer within two months after the Announcement Date, provided that:

(b)	BHP Billiton Limited makes the Offers set out in this Announcement;

(c)	The announcement indicates (as BHP Billiton now confirms to be the case) that the Rio Tinto Limited Offer and the Rio Tinto plc Offer will be declared free of defeating conditions or will otherwise become wholly unconditional at or about the same time;

(d)	Within 1 month of 6 February 2008, BHP Billiton provides ASIC with a deed (that cannot be varied or revoked without ASIC’s consent) which provides that:

(i)	BHP Billiton Limited use reasonable endeavours to satisfy the Pre-conditions as soon as practicable and immediately notifies ASX of material developments in satisfaction or waiver of the Pre-conditions;

(ii)	the BHP Billiton Bidder's Statement is despatched within one month after the date on which the last of the Pre-conditions is satisfied or waived and at or about the same time as the Rio Tinto plc Offer Documents are despatched; and

(iii)	the Rio Tinto Limited Offer and the Rio Tinto plc Offer become wholly unconditional at or about the same time.

The effect of this relief is that BHP Billiton will not be required to despatch the Bidder's Statement in relation to Rio Tinto Limited until one month after the date on which the last of the Pre-conditions is satisfied or waived.

(ii)	Modify (provided the requirements in (a) to (c) of (i) above are met):

(a)	the minimum bid price rule in section 621 such that it applies to consideration provided during the four month period prior to the Announcement Date until the date of the bid;

(b)	the rule against escalators prohibiting benefits linked to bids and proposed bids in section 622 such that it applies during the period six months prior to the Announcement Date until the date of the bid;

(c)	the maximum offer period in section 624 such that the period between the Announcement Date and the close of the Rio Tinto Limited Offer Period is no longer than 14 months (ASIC has indicated that it would consider any application to extend this period on its merits); and

(d)	the Bidder's Statement content requirements set out in section 636(1)(h) and (i) such that each requirement applies to the period four months prior to the Announcement Date until the date of the bid.

ASIC has also made “in principle” decisions to grant relief which will:

(i)	Permit acquisitions of relevant interests in Rio Tinto Limited Shares which occur by reason of acceptance of the Rio Tinto plc Offer on certain conditions, modifying ASIC Instrument 01/1041 dated 8 August 2001 (the 2001 Instrument). The 2001 Instrument was obtained by Rio Tinto Limited and permits an acquisition of a relevant interest in Rio Tinto Limited Shares to occur as a result of a procedure in relation to Rio Tinto plc Shares, provided that, among other things, Rio Tinto Limited Shareholders and Rio Tinto plc Shareholders are afforded equivalent treatment in terms of the consideration offered for their shares (having regard to the Equalisation Ratio, as defined in the constitution of Rio Tinto Limited), the information provided to them, the time to consider the offer or procedure, the conditions to which the procedure is subject and the other terms of the procedure.

ASIC has indicated that the requirements of the modified ASIC relief will include:

(e)	the scrip consideration offered to each Rio Tinto Limited Shareholder on the one hand and each Rio Tinto plc Shareholder on the other hand being the same number of BHP Billiton shares (either BHP Billiton Limited Shares or BHP Billiton Plc Shares or a combination of both); and

(f)	each of BHP Billiton and Rio Tinto remaining DLCs and retaining an Equalisation Ratio of one to one during the Rio Tinto Limited Offer Period.

(ii)	Provide that, where the issue of BHP Billiton Limited Shares (relevant shares) as consideration for acceptance of Rio Tinto Limited Shares into the Rio Tinto Limited Offer or for compulsory acquisition of Rio Tinto Limited Shares would otherwise be void under section 259C(1) of the Australian Corporations Act, grant an exemption under section 259C(2) is granted on condition that:

(g)	BHP Billiton Limited and BHP Billiton plc and their controlled entities will not exercise any voting rights, nor control or influence the exercise of voting rights, attaching to the relevant shares; and

(h)	If a third party makes an offer for BHP Billiton Limited ordinary shares, BHP Billiton will convene a meeting, as required by ASIC, to consider approving acceptance of the relevant shares into the offer.

This relief could be applicable if Rio Tinto plc or a controlled entity were to accept the Rio Tinto Limited Offer, or BHP Billiton Limited were to initiate compulsory acquisition in relation to Rio Tinto Limited Shares held by Rio Tinto plc or a controlled entity, at a time when Rio Tinto plc was a controlled entity of BHP Billiton Limited.

(iii)	Provide prospectus, secondary sale and licensing relief in accordance with ASIC Consultation Paper 79.

23.	General

Save as disclosed below, as at the date of this Announcement, neither BHP Billiton nor any of the directors of BHP Billiton, nor, so far as the directors of BHP Billiton are aware, any person acting in concert with BHP Billiton, has any interest in or right to subscribe for any Rio Tinto shares or has any short position including any short positions under a derivative, any agreement to sell, or any delivery obligation or right to require another person to take delivery in Rio Tinto plc Shares or Rio Tinto Limited Shares or has borrowed or lent any Rio Tinto plc Shares or Rio Tinto Limited Shares (save for any borrowed shares which have either been on-lent or sold):

Name	Number of shares
	Rio Tinto Limited Shares		Rio Tinto Plc Shares	ADRs
Goldman Sachs & Co.	—		—	312 (short)
Goldman Sachs & Co. (as discretionary manager)	—		—	3,174
Goldman Sachs International (as discretionary manager)	—		2,800	—
UBS	234,941		148,024	—
Merrill Lynch International	—		5,385,355	—
Merrill Lynch, Pierce, Fenner & Smith Incorporated	—		308,978	—
HSBC	814,913		20,675	11
	772,004 (short)
Don Argus	78,675	[7]	—	—
David Crawford	3,025	[8]	—	—
David Morgan	28,104	[9]	—	—

The Rio Tinto plc Offer will comply with the applicable rules and regulations of the UK Listing Authority, the London Stock Exchange and the UK Code. The Rio Tinto plc Offer will be governed by English

7	Held by the family company Alamiste Pty Ltd, DR & PA Trustee for the self-managed Alamiste superannuation fund and Mrs PA Argus.
8	Held by Melpeat Pty Limited.
9	Held by HSBC nominees on behalf of Dr Morgan and the following persons connected with Dr Morgan: the Raymor Trust, Roslyn Joan Kelly and RJK Super Fund.

Law and will be subject to the jurisdiction of the English courts and the Rio Tinto plc Offer Conditions and further terms set out in Appendix II, and the full terms set out in the Rio Tinto plc Offer Document. In addition, the US Offer component of the Rio Tinto plc Offer is subject to, and will comply with, applicable requirements of US securities laws. BHP Billiton will only be able to invoke a Pre-condition, Rio Tinto plc Offer Condition and/or a Rio Tinto Limited Offer Condition with the prior approval of the UK Panel.

The Rio Tinto Limited Offer will comply with the Australian Corporations Act (as it applies to BHP Billiton) and the applicable rules of the ASX. The Rio Tinto Limited Offer will be governed by the law of the State of Victoria, Australia and will be subject to the jurisdiction of the Australian Takeovers Panel and the Australian Courts and the Rio Tinto Limited Offer Conditions and terms set out in Appendix III, and the full terms set out in the BHP Billiton Bidder's Statement.

Goldman Sachs International and Gresham Partners are acting as principal financial advisers to BHP Billiton in relation to the Offers for Rio Tinto.

BNP Paribas SA (“BNP Paribas”), Citigroup Global Markets Limited (“Citi”), HSBC Bank plc (“HSBC”), Lazard & Co., Limited (“Lazard”), Merrill Lynch International and UBS (UBS Investment Bank, being UBS AG, Australia Branch and/or UBS Limited) are also providing financial advice to BHP Billiton.

The banks participating in the committed bank financing facility of US$55 billion as Mandated Lead Arrangers are: Barclays Capital (the investment banking division of Barclays Bank PLC); BNP Paribas; Citigroup Global Markets Limited; Goldman Sachs International; HSBC Bank plc; Banco Santander, S.A.; and UBS Limited.

Contacts:

Australia	United Kingdom
Don Carroll, Investor Relations	Andre Liebenberg, Investor Relations
Tel: +61 3 9609 2686 Mobile: +61 417 591 938	Tel: +44 20 7802 4131 Mobile: +44 7920 236 974
Email: Don.A.Carroll@bhpbilliton.com	Email: Andre.Liebenberg@bhpbilliton.com

Samantha Evans, Media Relations	Illtud Harri, Media Relations
Tel: +61 3 9609 2898 Mobile: +61 400 693 915	Tel: +44 20 7802 4195 Mobile: +44 7920 237 246
Email: Samantha.Evans@bhpbilliton.com	Email: Illtud.Harri@bhpbilliton.com

United States	South Africa
Tracey Whitehead, Investor & Media Relations	Alison Gilbert, Investor Relations
Tel: US +1 713 599 6100 or UK +44 20 7802 4031	Tel: SA +27 11 376 2121 or UK +44 20 7802 4183
Mobile: +44 7917 648 093	Mobile: +44 7769 936 227
Email: Tracey.Whitehead@bhpbilliton.com	Email: Alison.Gilbert@bhpbilliton.com

Appendix I contains the Pre-conditions to the Offers.

Appendix II contains the Rio Tinto plc Offer Conditions and certain further terms of the Rio Tinto plc Offer.

Appendix III contains the Rio Tinto Limited Offer Conditions and certain further terms of the Rio Tinto Limited Offer.

Appendix IV provides further information on the bases and sources for certain information contained in this Announcement.

Appendix V sets out supporting letters from KPMG and Goldman Sachs International relating to the statement of estimated costs savings and volume-driven benefits.

Appendix VI sets out Definitions contained in the Announcement.

This Announcement is for information purposes only and does not constitute an offer or invitation to acquire or dispose of any securities or investment advice in any jurisdiction. Any offer, invitation or inducement to acquire or dispose of any securities of BHP Billiton Plc, BHP Billiton Limited, Rio Tinto

plc and/or Rio Tinto Limited will be made solely by means of the BHP Billiton Prospectus, the BHP Billiton Bidder’s Statement, the Rio Tinto plc Offer Document and associated documents expected to be published on satisfaction of the Pre-conditions, and any decision to keep, buy or sell shares in Rio Tinto plc or Rio Tinto Limited should be made solely on the basis of the information contained in such documents. In addition, BHP Billiton shareholders are urged to read the BHP Billiton Prospectus and associated class 1 shareholder circular/explanatory statement before making any decision regarding the proposed transaction. The BHP Billiton Prospectus, BHP Billiton Bidder’s Statement, Rio Tinto plc Offer Document and related documents, once published, may be obtained from BHP Billiton’s website at www.bhpbilliton.com or on request from BHP Billiton.

Information Relating to the US Offer for Rio Tinto plc

BHP Billiton plans to register the offer and sale of securities it would issue to Rio Tinto plc US shareholders and Rio Tinto plc ADR holders by filing with the SEC a Registration Statement (the “Registration Statement”), which will contain a prospectus (“Prospectus”), as well as other relevant materials. No such materials have yet been filed. This communication is not a substitute for any Registration Statement or Prospectus that BHP Billiton may file with the SEC.

U.S. INVESTORS AND U.S. HOLDERS OF RIO TINTO PLC SECURITIES AND ALL HOLDERS OF RIO TINTO PLC ADRs ARE URGED TO READ ANY REGISTRATION STATEMENT, PROSPECTUS AND ANY OTHER DOCUMENTS MADE AVAILABLE TO THEM AND/OR FILED WITH THE SEC REGARDING THE POTENTIAL TRANSACTION, AS WELL AS ANY AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain a free copy of the Registration Statement and the Prospectus as well as other relevant documents filed with the SEC at the SEC's website (http://www.sec.gov), once such documents are filed with the SEC. Copies of such documents may also be obtained from BHP Billiton without charge, once they are filed with the SEC.

Information for US Holders of Rio Tinto Limited Shares

BHP Billiton Limited is not required to, and does not plan to, prepare and file with the SEC a registration statement in respect of the Rio Tinto Limited Offer. Accordingly, Rio Tinto Limited Shareholders should carefully consider the following:

The Rio Tinto Limited Offer will be an exchange offer made for the securities of a foreign company. Such offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document will be prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

Information Relating to the US Offer for Rio Tinto plc and the Rio Tinto Limited Offer for Rio Tinto shareholders located in the US

It may be difficult for you to enforce your rights and any claim you may have arising under the US federal securities laws, since the issuers are located in a foreign country, and some or all of their officers and directors may be residents of foreign countries. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the US securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a US court's judgement.

You should be aware that BHP Billiton may purchase securities of Rio Tinto plc and Rio Tinto Limited otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

The Offers are not being made in or into, and are not capable of acceptance in Japan or any other jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by the use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and/or the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of such jurisdiction.

The Rio Tinto Limited Offer will not necessarily be registered in any jurisdiction outside Australia (unless an applicable foreign law treats it as registered as a result of the BHP Billiton Bidder's statement being lodged with ASIC). Any Rio Tinto Limited Shareholder who wishes to accept the Rio Tinto Limited Offer must first satisfy itself that such acceptance is permitted by any foreign law applicable to that shareholder. If any authority or clearance under Australian law is required to enable a shareholder in Rio Tinto Limited to receive any consideration under the Rio Tinto Limited Offer, any acceptance of the Rio Tinto Limited Offer will not create any right to receive that consideration unless and until all requisite authorities or clearances have been received.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively as principal financial adviser and corporate broker for BHP Billiton in relation to the matters described in this Announcement and is not advising any other person and accordingly will not be responsible to any person other than BHP Billiton for providing the protections afforded to the customers of Goldman Sachs International or for providing advice in relation to matters described in this Announcement.

Gresham Partners, which holds an Australian Financial Services Licence under the Australian Corporations Act, is acting exclusively for BHP Billiton as principal financial adviser in relation to the matters described in this Announcement and will not be responsible to anyone other than BHP Billiton for providing the protections afforded to the clients of Gresham Partners nor for providing advice in relation to matters described in this Announcement.

BNP Paribas, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is providing financial advice to BHP Billiton in relation to the matters described in this Announcement and is not advising any other person and accordingly will not be responsible to any person other than BHP Billiton for providing the protections afforded to the customers of BNP Paribas or for providing advice in relation to matters described in this Announcement.

Citi, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is providing financial advice and acting as corporate broker to BHP Billiton in relation to the matters described in this Announcement and is not advising any other person and accordingly will not be responsible to any person other than BHP Billiton for providing the protections afforded to the customers of Citi or for providing advice in relation to matters described in this Announcement.

HSBC, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is providing financial advice to BHP Billiton in relation to the matters described in this Announcement and is not advising any other person and accordingly will not be responsible to any person other than BHP Billiton for providing the protections afforded to the customers of HSBC or for providing advice in relation to matters described in this Announcement.

Lazard, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is providing financial advice to BHP Billiton in relation to the matters described in this Announcement and is not advising any other person and accordingly will not be responsible to any person other than BHP Billiton for providing the protections afforded to the customers of Lazard or for providing advice in relation to matters described in this Announcement.

Merrill Lynch International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is providing financial advice and acting as corporate broker to BHP Billiton in relation to the matters described in this Announcement and is not advising any other person and accordingly will not be responsible to any person other than BHP Billiton for providing the protections afforded to the customers of Merrill Lynch International or for providing advice in relation to matters described in this Announcement.

UBS Investment Bank is providing financial advice to BHP Billiton in relation to the matters described in this Announcement and is not advising any other person and accordingly will not be responsible to any person other than BHP Billiton for providing the protections afforded to the clients of UBS or for providing advice in relation to matters described in this Announcement.

The banks participating in the committed bank financing facility of US$55 billion are as follows:

As Mandated Lead Arranger: Barclays Capital (the investment banking division of Barclays Bank PLC); BNP Paribas; Citigroup Global Markets Limited; Goldman Sachs International; HSBC Bank plc; Banco Santander, S.A.; and UBS Limited.

As Underwriter: Barclays Bank PLC; BNP Paribas; Citibank N.A., London Branch; Goldman Sachs Credit Partners L.P.; HSBC Bank plc; Banco Santander,S.A.; and UBS AG, London Branch.

It is possible that this Announcement could or may contain forward-looking statements that are based on current expectations or beliefs, as well as assumptions about future events. Reliance should not be placed on any such statements because of their very nature, they are subject to known and unknown risks and uncertainties and can be affected by other factors that could cause actual results, and BHP Billiton’s plans and objectives, to differ materially from those expressed or implied in the forward-looking statements.

None of the statements concerning expected cost savings, volume-driven benefits (and resulting incremental EBITDA) and earnings per share accretion in this Announcement should be interpreted to mean that the future earnings per share of the Enlarged Group for current or future financial years will necessarily match or exceed the historical or published earnings per share of BHP Billiton, and the actual cost savings and volume-driven benefits (and resulting EBITDA enhancement) may be materially greater or less than estimated.

There are several factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements are BHP Billiton’s ability to successfully combine the businesses of BHP Billiton and Rio Tinto and to realise expected synergies from that combination, changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or dispositions.

BHP Billiton does not undertake any obligation (except as required by law, the Listing Rules of ASX Limited or the rules of the UK Listing Authority and the London Stock Exchange) to revise or update any forward-looking statement contained in this Announcement, regardless of whether those statements are affected as a result of new information, future events or otherwise.

Under the provisions of Rule 8.3 of the Takeover Code (the “Code”), if any person is, or becomes, “interested” (directly or indirectly) in one per cent or more of any class of “relevant securities” of any of BHP Billiton Plc, BHP Billiton Limited, Rio Tinto plc or Rio Tinto Limited, all “dealings” in any “relevant securities” of that company (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3.30 pm (London time) on the London business day following the date of the relevant transaction.

The relevant disclosure must include details of all “interests” or “dealings” in any class of “relevant” securities of the other company which is part of its DLC structure. Therefore, if, for example, a disclosure is being made in respect of a dealing in securities of BHP Billiton Plc, an accompanying disclosure must also be made of interests or short positions held in securities of BHP Billiton Limited, even if the person’s interest or short position is less than one per cent of the relevant class. The same approach should be adopted in respect of securities of Rio Tinto plc and Rio Tinto Limited. Therefore, each disclosure should consist of two Rule 8.3 disclosure forms, one for the Plc arm of the DLC structure and one for the Limited arm of the DLC structure, released as one announcement.

This requirement will continue until the date on which the Offers become, or are declared, unconditional as to acceptances, lapse or are otherwise withdrawn or on which the “Offer Period” otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of BHP Billiton Plc, BHP Billiton Limited, Rio Tinto plc or Rio Tinto Limited, they will be deemed to be a single person for the purpose of Rule 8.3.

Under the provisions of Rule 8.1 of the Code, all “dealings” in “relevant securities” of either BHP Billiton or Rio Tinto by BHP Billiton or Rio Tinto, or by any of their respective “associates”, must be disclosed by no later than 12.00 noon (London time) on the London business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, and the number of such securities in issue, can be found on the UK Panel’s website at www.thetakeoverpanel.org.uk.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Code, which can also be found on the UK Panel’s website. If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, you should consult the UK Panel.

APPENDIX I

PRE-CONDITIONS TO THE RIO TINTO PLC OFFER AND THE RIO TINTO LIMITED OFFER

The making of:

•	the Rio Tinto plc Offer by the posting of the Rio Tinto plc Offer Document and Rio Tinto plc Offer Form of Acceptance; and

•	the Rio Tinto Limited Offer by the posting of the BHP Billiton Bidder's Statement and the Rio Tinto Limited Offer Form of Acceptance,

will take place following the satisfaction of, or to the extent permitted by the UK Panel, waiver by BHP Billiton Limited of, the following Pre-conditions:

European Union merger control

(A)	insofar as the Acquisition constitutes a concentration with a Community dimension within the scope of Council Regulation (EC) 139/2004 (as amended) (the “Merger Regulation”):

(i)	one of the following having occurred:

(a)	the European Commission having made a decision declaring the concentration compatible with the common market under Article 6(1)(b), 8(1) or 8(2) of the Merger Regulation; or

(b)	the European Commission not having taken a decision in accordance with Article 6(1)(b), 6(1)(c), 8(1), 8(2) or 8(3) of the Merger Regulation within the time limits set in Articles 10(1) and 10(3) and is thereby deemed to have declared the concentration compatible with the common market pursuant to the presumption in Article 10(6) of the Merger Regulation; or

(c)	if the European Commission shall have made a referral to one or more competent authorities under Articles 4(4) or 9(1) of the Merger Regulation in connection with part or all of the concentration:

1.	such competent authorities having issued a decision, finding or declaration approving the proposed acquisition and permitting its closing without any breach of applicable law or of the Merger Regulation; and

2.	the Pre-condition set out in sub-paragraphs (a) or (b) above having been satisfied in respect of any part of the concentration retained to be reviewed by the European Commission under the Merger Regulation;

and

(ii)	if one or more competent authorities takes appropriate measures to protect its legitimate interests pursuant to Article 21(4) of the Merger Regulation, such measures not preventing completion of the proposed acquisition without a breach of any applicable law or of the Merger Regulation;

US merger control

(B)	all filings having been made and all or any applicable waiting periods (including any extensions thereof) under the United States Hart-Scott Rodino Antitrust Improvements Act of 1976 and the regulations thereunder having expired, lapsed or been terminated as appropriate in each case in respect of the Acquisition and no member of the Rio Tinto Group or the BHP Billiton Group being subject to threatened or actual litigation, or to any order or injunction of a court of competent jurisdiction in the United States that prohibits consummation of the Acquisition as a result of action brought by the US Federal Trade Commission or US Department of Justice;

Australian foreign investment approval

(C) one of the following having occurred:

(i)	BHP Billiton having received written notice issued by or on behalf of the Australian Treasurer stating that there are no objections under the Australian Government’s foreign investment policy to a Relevant Acquisition, such notice being unconditional; or

(ii)	the period provided under the Australian FATA during which the Australian Treasurer may make an order or interim order under the Australian FATA prohibiting a Relevant Acquisition having expired, without such an order having been made; or

(iii)	if an interim order shall have been made to prohibit a Relevant Acquisition, the subsequent period for making a final order having elapsed without any such final order having been made;

Australian merger control

(D) either one of the following having occurred:

(i)	BHP Billiton having received notice in writing from the ACCC to the effect that the ACCC does not propose to intervene in or seek to prevent the Acquisition pursuant to section 50 of the Australian Trade Practices Act, such notice being unconditional; or

(ii)	BHP Billiton having been granted clearance or authorisation for the Acquisition by the ACCC or the Australian Competition Tribunal under Part VII of the Australian Trade Practices Act (such clearance or authorisation being unconditional), and no application for review of such clearance or authorisation having been made within the period prescribed by such Act;

Canadian merger control

(E) either one of the following having occurred:

(i)	the Canadian Commissioner having issued an advance ruling certificate under section 102(1) of the Canadian Competition Act in respect of the Acquisition; or

(ii)	any applicable waiting period under the Canadian Competition Act having expired or been earlier terminated or waived by the Canadian Commissioner, and BHP Billiton having been advised by the Canadian Commissioner that she has determined that grounds do not exist for her to make an application to the Canadian Competition Tribunal under section 92 of the Canadian Competition Act for an order in respect of the Acquisition, such advice being unconditional; and

South African merger control

(F)	the South African Competition Authorities having unconditionally approved the Acquisition in terms of Chapter 3 of the South African Competition Act.

BHP Billiton Limited shall be entitled to waive all and any of the above Pre-conditions in whole or in part.

APPENDIX II

CONDITIONS AND FURTHER TERMS OF THE RIO TINTO PLC OFFER

1.	Conditions to the Rio Tinto plc Offer

The Rio Tinto plc Offer, which will be made by BHP Billiton Limited will comply with the rules and regulations of the Financial Services Authority and the London Stock Exchange and the UK Code.

The Rio Tinto plc Offer will be subject to the fulfilment of the following conditions:

Minimum acceptance condition

(A)	valid acceptances being received (and not, where permitted, withdrawn) by not later than 3.00 p.m (London time) on the first closing date of the Rio Tinto plc Offer (or such later time(s) and/or date(s) as BHP Billiton Limited may, with the consent of the UK Panel or in accordance with the UK Code, decide) in respect of the Rio Tinto Plc Shares which would result in BHP Billiton Limited and/or any other members of the BHP Billiton Group holding Rio Tinto Plc Shares which together amount to more than 50 per cent. in nominal value of the total number of Rio Tinto Plc Shares, provided that this condition shall not be satisfied unless BHP Billiton Limited and/or any members of the BHP Billiton Group shall have acquired or agreed to acquire (whether pursuant to the Rio Tinto plc Offer or otherwise) Rio Tinto Plc Shares carrying in aggregate more than 50 per cent of the voting rights then normally exercisable at general meetings of Rio Tinto plc. For the purposes of this condition:

(i)	shares which have been unconditionally allotted but not issued before the Rio Tinto plc Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise, shall be deemed to carry the voting rights they will carry on being entered into the register of members of Rio Tinto plc; and

(ii)	the expression “Rio Tinto plc Shares to which the Rio Tinto plc Offer relates” shall be construed in accordance with sections 974 to 991 of the UK Companies Act 2006.

European Union merger control

(B)	in the event that Pre-condition (A) is waived, insofar as the Acquisition constitutes a concentration with a Community dimension within the scope of the Merger Regulation;

(i)	one of the following having occurred:

(a)	the European Commission having made a decision declaring the concentration compatible with the common market under Article 6(1)(b), 8(1) or 8(2) of the Merger Regulation (or having been deemed to have declared the concentration compatible with the common market pursuant to the presumption in Article 10(6) of the Merger Regulation); or

(b)	the European Commission not having taken a decision in accordance with Article 6(1)(b), 6(1)(c), 8(1), 8(2) or 8(3) of the Merger Regulation within the time limits set in Articles 10(1) and 10(3) and is thereby deemed to have declared the concentration compatible with the common market pursuant to the presumption in Article 10(6) of the Merger Regulation; or

(c)	if the European Commission shall have made a referral to one or more competent authorities under Articles 4(4) or 9(1) of the Merger Regulation in connection with part or all of the concentration:

1.	such competent authorities having issued a decision, finding or declaration approving the proposed acquisition and permitting its closing without any breach of applicable law or of the Merger Regulation; and

2.	the condition set out in sub-paragraphs (a) or (b) above having been satisfied in respect of any part of the concentration retained to be reviewed by the European Commission under the Merger Regulation;

and

(ii)	if one or more competent authorities takes appropriate measures to protect its legitimate interests pursuant to Article 21(4) of the Merger Regulation, such measures not preventing completion of the proposed acquisition without a breach of any applicable law or of the Merger Regulation;

US merger control

(C)	in the event that Pre-condition (B) is waived, all filings having been made and all or any applicable waiting periods (including any extensions thereof) under the United States Hart-Scott Rodino Antitrust Improvements Act of 1976 and the regulations thereunder having expired, lapsed or been terminated as appropriate in each case in respect of the Acquisition and no member of the Rio Tinto Group or the BHP Billiton Group being subject to threatened or actual litigation, or to any order or injunction of a court of competent jurisdiction in the United Sates that prohibits consummation of the Acquisition as a result of action brought by the US Federal Trade Commission or US Department of Justice;

Australian foreign investment approval

(D)	in the event that Pre-condition (C) is waived, one of the following having occurred:

(i)	BHP Billiton having received written notice issued by or on behalf of the Australian Treasurer stating that there are no objections under the Australian Government’s foreign investment policy to a Relevant Acquisition, such notice being unconditional; or

(ii)	the period provided under the Australian FATA during which the Australian Treasurer may make an order or interim order under the Australian FATA prohibiting a Relevant Acquisition having expired without such an order having been made; or

(iii)	if an interim order shall have been made to prohibit a Relevant Acquisition, the subsequent period for making a final order having elapsed without any such final order having been made;

Australian merger control

(E)	in the event that Pre-condition (D) is waived, either one of the following having occurred:

(i)	BHP Billiton having received notice in writing from the ACCC to the effect that the ACCC does not propose to intervene in or seek to prevent the Acquisition pursuant to section 50 of the Australian Trade Practices Act, such notice being unconditional; or

(ii)	BHP Billiton having been granted clearance or authorisation for the Acquisition by the ACCC or the Australian Competition Tribunal under Part VII of the Australian Trade Practices Act (such clearance or authorisation being unconditional), and no application for review of such clearance or authorisation having been made within the period prescribed by such Act;

Canadian merger control

(F)	in the event that Pre-condition (E) is waived, either one of the following having occurred:

(i)	the Canadian Commissioner having issued an advance ruling certificate under section 102(1) of the Canadian Competition Act in respect of the Acquisition; or

(ii)	any applicable waiting period under the Canadian Competition Act having expired or been earlier terminated or waived by the Canadian Commissioner, and BHP Billiton having been advised by the Canadian Commissioner that she has determined that grounds do not exist for her to make an application to the Canadian Competition Tribunal under section 92 of the Canadian Competition Act for an order in respect of the Acquisition, such advice being unconditional;

South African merger control

(G)	in the event that Pre-condition (F) is waived, the South African Competition Authorities having unconditionally approved the Acquisition in terms of Chapter 3 of the South African Competition Act;

Approvals by Public Authorities

(H)	BHP Billiton having received all Approvals (other than those referred to in paragraphs (B) to (G) above, inclusive) which are required by law or by any Public Authority:

(i)	to permit the Rio Tinto plc Offer and the Rio Tinto Limited Offer to be made and to be accepted by Rio Tinto plc Shareholders and Rio Tinto Limited Shareholders, respectively; or

(ii)	as a result of the Acquisition and which are necessary for the continued operation or ownership of the business or any part of the business of any member of the Rio Tinto Group,

and, in each case, those Approvals shall have been on an unconditional basis and remain in force in all respects and there has been no notice, intimation or indication of intention to revoke, suspend, restrict, modify or not renew those Approvals;

No action adversely affecting the Acquisition

(I)	during the Relevant Period:

(i)	there having not been any preliminary or final decision, order or decree issued by any Public Authority;

(ii)	no action, investigation or examination or any other step having been taken, instituted, or threatened by any Public Authority;

(iii)	no application having been made to any Public Authority (other than an application by BHP Billiton Limited or any company within the BHP Billiton Group);

which:

(iv)	restrains, prohibits or impedes, or threatens to restrain, prohibit or impede, or may otherwise materially adversely impact upon:

(a)	the Acquisition (including the making of the Rio Tinto plc Offer or the Rio Tinto Limited Offer or the acquisition by BHP Billiton of any other securities in Rio Tinto plc or Rio Tinto Limited or any other member of the Rio Tinto Group); or

(b)	the rights of BHP Billiton Limited in respect of any Rio Tinto plc Shares or Rio Tinto Limited Shares to be acquired under the Rio Tinto plc Offer or the Rio Tinto Limited Offer or otherwise or any other securities in any member of the Rio Tinto Group; or

(v)	in consequence of, or in connection with, the Acquisition, seeks to require the divestiture by BHP Billiton Limited of any Rio Tinto plc Shares or Rio Tinto Limited Shares, or the divestiture of any assets (including the variation or termination of any contractual rights) by any member of the Rio Tinto Group or by any member of the BHP Billiton Group;

(vi)

in consequence of, or in connection with, the Acquisition, imposes any limitation on the ability of any member of the BHP Billiton Group or the Rio Tinto Group to conduct their respective businesses (or any of them) or to own any of their respective assets or properties or any part thereof being a limitation that (individually or together with others)

has or could reasonably be expected to have a materially adverse effect on the assets, liabilities, financial or trading position, profitability, production or prospects of any member of the BHP Billiton Group or any member of the Rio Tinto Group; or

(vii)	in consequence of, or in connection with, the Acquisition, requires any member of the BHP Billiton Group to acquire or offer to acquire any shares or other securities (or the equivalent) or interest in any body corporate or other entity, other than Rio Tinto plc or Rio Tinto Limited and during the Relevant Period, all applicable waiting and other time periods during which any Public Authority could institute, implement or threaten any action, proceeding, suit, investigation, examination, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Rio Tinto plc Offer or Rio Tinto Limited Offer or the acquisition or proposed acquisition of any Rio Tinto plc Shares or Rio Tinto Limited Shares having expired, lapsed or terminated;

(J)	during the Relevant Period no law having been enacted, made, proclaimed or decreed, or having been proposed to be enacted, made, proclaimed or decreed, which:

(i)	restrains, prohibits or impedes, or threatens to restrain, prohibit or impede, or may otherwise materially adversely impact upon:

(a)	the Acquisition (including the making of the Rio Tinto plc Offer or the Rio Tinto Limited Offer or the acquisition by BHP Billiton Limited of any other securities in Rio Tinto plc or Rio Tinto Limited or any other member of the Rio Tinto Group); or

(b)	the rights of BHP Billiton Limited in respect of any Rio Tinto plc Shares or Rio Tinto Limited Shares to be acquired under the Rio Tinto plc Offer or the Rio Tinto Limited Offer or otherwise or any other securities in any member of the Rio Tinto Group; or

(ii)	seeks to require the divestiture by BHP Billiton Limited of any Rio Tinto plc Shares or Rio Tinto Limited Shares, or the divestiture of any assets by (including the variation or termination of any contractual rights of) any member of the Rio Tinto Group or by any member of the BHP Billiton Group; or

(iii)	imposes any limitation on the ability of any member of the BHP Billiton Group or the Rio Tinto Group to conduct their respective businesses (or any of them) or to own any of their respective assets or properties or any part thereof being a limitation that (individually or together with others) has or could reasonably be expected to have a materially adverse effect on the assets, liabilities, financial or trading position, profitability, production or prospects of any member of the BHP Billiton Group or any member of the Rio Tinto Group; or

(iv)	requires any member of the BHP Billiton Group to acquire or offer to acquire any shares or other securities (or the equivalent) or interest in any body corporate or other entity other than Rio Tinto plc or Rio Tinto Limited;

or would do so (in respect of any or all of the foregoing) if enacted, made, proclaimed or decreed as proposed;

BHP Billiton shareholder approval

(K)	the BHP Billiton Shareholder Resolutions having been passed at the BHP Billiton EGMs (or at any adjournment thereof);

Quotation of New BHP Billiton Plc Shares, new BHP Billiton Plc ADRs, New BHP Billiton Limited Shares and new BHP Billiton Limited ADRs

(L)	the admission to the UK Official List of the New BHP Billiton Plc Shares to be issued in connection with the Rio Tinto plc Offer having become effective in accordance with the UK

Listing Rules and the admission of such shares to trading having become effective in accordance with the Admission and Disclosure Standards of the London Stock Exchange or if BHP Billiton and Rio Tinto plc so determine and subject to the consent of the UK Panel, the UKLA having agreed to admit such shares to the UK Official List and the London Stock Exchange having agreed to admit such shares to trading subject only to (i) the allotment of such shares and/or (ii) the Rio Tinto plc Offer having become or having been declared unconditional in all respects;

(M)	permission for the admission to quotation of the New BHP Billiton Limited Shares to be issued in connection with the Rio Tinto plc Offer having been granted by ASX, subject only to:

(i)	the allotment and issue of such shares; and

(ii)	the provision of the following information to ASX:

(a)	the date of allotment and number of shares for which quotation is sought;

(b)	confirmation that the shares have been allocated into the issuer sponsored sub register;

(c)	a statement setting out the issued capital of BHP Billiton Limited following allotment; and

(d)	a statement setting out the names of the 20 largest holders of BHP Billiton Limited Shares and the percentage held by each;

(N)	confirmation having been received by BHP Billiton that the new BHP Billiton Plc ADRs representing the New BHP Billiton Plc Shares and the new BHP Billiton Limited ADRs representing the New BHP Billiton Limited Shares being offered in the US Offer have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange, and, absent an available exemption from the registration requirements of the Securities Act, the registration statement for the New BHP Billiton Plc Shares, the new BHP Billiton Plc ADRs, the New BHP Billiton Limited Shares and the new BHP Billiton Limited ADRs to be issued pursuant to the US Offer having become effective under the Securities Act, and no stop order suspending the effectiveness of the registration statement having been issued nor proceedings for that purpose having been initiated or threatened by the SEC and BHP Billiton Plc having received all necessary US state securities law or blue sky authorizations;

Inter-conditionality of Rio Tinto plc Offer and Rio Tinto Limited Offer

(O)	the Rio Tinto Limited Offer having become or having been declared free of all Rio Tinto Limited Offer Conditions (other than the Rio Tinto plc Offer Defeating Condition);

Non-existence of certain rights

(P)	no person (other than a member of the BHP Billiton Group) having or will have any right (whether subject to conditions or not) under any Material Rio Tinto Agreement, in consequence of BHP Billiton Limited acquiring securities in Rio Tinto plc or Rio Tinto Limited or a change in the control or management of Rio Tinto plc or Rio Tinto Limited or otherwise, to:

(i)	acquire from any member of the Rio Tinto Group, or to require the disposal by any member of the Rio Tinto Group of, or to require any member of the Rio Tinto Group to offer to dispose of, any Material Rio Tinto Asset;

(ii)	terminate, or to vary the terms or performance of, or to vary the rights, obligations and liabilities of any member of the Rio Tinto Group under, any Material Rio Tinto Agreement;

(iii)	require repayment of any moneys borrowed by or any other indebtedness (actual or contingent) of any member or members of the Rio Tinto Group immediately or earlier than their or its stated maturity date or repayment date for a material amount in aggregate or withdraw or inhibit the ability of any member to borrow moneys or incur indebtedness;

(iv)	enforce, claim, create or vary any mortgage, charge or other security interest over any Material Rio Tinto Asset,

other than a right for which a written, enforceable, irrevocable and unconditional waiver or release has been obtained from the person by Rio Tinto plc and Rio Tinto Limited before the end of the Relevant Period, and which waiver or release has been publicly disclosed;

No material transactions, claims or changes in the conduct of the business of the Rio Tinto Group

(Q)	save as disclosed in any public announcement by Rio Tinto plc or Rio Tinto Limited in each case delivered to a Regulatory Information Service or to the ASX (“Publicly Disclosed”) prior to the Announcement Date, no member of the Rio Tinto Group having during the Relevant Period:

(i)	acquired, offered to acquire or agreed to acquire one or more shares, companies or assets (or an interest in one or more shares, companies or assets) for an amount in aggregate that is material;

(ii)	disposed (including by grant of a mortgage, charge, encumbrance or other security interest), offered to dispose or agreed to dispose of:

(a)	one or more shares, companies or assets (or an interest in one or more shares, companies or assets) for an amount or having a market value in aggregate that is material;

(b)	one or more Iron Ore Assets (or an interest in one or more Iron Ore Assets) for an amount or having a market value in aggregate that is material in the context of the Iron Ore Business;

For the avoidance of doubt

(c)	a disposal of, an offer to dispose of or an agreement to dispose of one or more shares or interests in a company or entity which owns (directly or indirectly) an interest in an Iron Ore Asset is taken to be a disposal of, an offer to dispose of or an agreement to dispose of (as the case may be) an interest in that Iron Ore Asset; and

(d)	a reference to assets in subparagraph (a) above includes (without limitation) Iron Ore Assets;

(iii)	entered into or offered to enter into any joint venture, asset or profit sharing, partnership, merger of businesses (including through a multiple listed companies structure) or of corporate entities:

(a)	in respect of any Iron Ore Assets having a market value in aggregate that is material in the context of the Iron Ore Business; or

(b)	otherwise involving a material commitment in aggregate;

(iv)	other than in the ordinary course of business, incurred, committed to or brought forward the time for incurring or committing, or granted to another person a right the exercise of which would involve a member of the Rio Tinto Group incurring or committing to, any capital expenditure or liability, or forgone any revenue, for one or more related items or amounts that are material in aggregate;

(v)	issued or agreed to issue, authorised or proposed the issue of, any equity, debt or hybrid security (including any security convertible into shares of any class) or rights, warrants or options to subscribe for or acquire any such securities, other than Rio Tinto plc Shares or Rio Tinto Limited Shares issued as a result of exercise or conversion of any options or rights issued or granted pursuant to a Rio Tinto plc Share Scheme or Rio Tinto Limited Share Scheme provided that the issue or grant of the options or rights was made and publicly disclosed before the Announcement Date;

(vi)	recommended, declared, paid or made, or resolved to recommend, declare, pay or make any bonus, dividend or other distribution whether payable in cash, in specie or otherwise except for half-year and full-year dividends payable in cash at a level which is not materially different to the past practice of the relevant member of the Rio Tinto Group;

(vii)	made or authorised or proposed or announced an intention to propose any change in its loan capital for a material amount in aggregate;

(viii)	issued or agreed to issue any debentures or save in the ordinary course of business incurred or increased any indebtedness or become subject to any contingent liability for a material amount in aggregate;

(ix)	purchased, bought-back, cancelled, redeemed or repaid any of its own shares or other securities or the shares or securities of any other member of the Rio Tinto Group, or otherwise reduced its share capital in any way, or consolidated or subdivided all or any part of its share capital or otherwise converted any or all of its shares into a larger or smaller number, or otherwise made any other change to, or reconstruction of, any part of its share capital (other than as a consequence of an issue of Rio Tinto plc Shares or Rio Tinto Limited Shares upon the exercise or conversion of any options or rights issued or granted pursuant to a Rio Tinto plc Share Scheme or Rio Tinto Limited Share Scheme provided that the issue or grant of the options or rights was made and Publicly Disclosed before the Announcement Date);

(x)	implemented or entered into any scheme or arrangement or compromise (including one for a reconstruction or amalgamation of any members of the Rio Tinto Group), or a deed of company arrangement, or any analogous procedure, scheme or arrangement in any jurisdiction;

(xi)	entered into, renewed or changed the terms of any contract of service with, any director or senior executive of Rio Tinto plc or Rio Tinto Limited or another material member of the Rio Tinto Group;

(xii)	taken any corporate action or had any legal proceedings started or threatened against it in any jurisdiction and no order or determination having been made by a Public Authority:

(a)	for its winding-up, dissolution or reorganisation; or

(b)	for the appointment of a receiver, receiver and manager, administrative receiver, administrator, trustee or similar officer in respect of all or any of its assets or revenues; or

(c)	for the appointment of an administrator, liquidator or provisional liquidator,

(or any analogous proceedings in any jurisdiction), and no such person having been appointed during the Relevant Period;

(xiii)	had any claim made or threatened against it, or litigation, arbitration proceedings, prosecution or other legal proceedings commenced against it, involving a claim of a material amount;

(xiv)	other than in the ordinary course of business, entered into any contract, transaction or arrangement which would be restrictive on the business of any member of the Rio Tinto Group or, if the Acquisition is completed, the Enlarged Group, where such restriction having had or could reasonably be expected to have a materially adverse effect on the assets, liabilities, financial or trading position, profitability, production or prospects of any member of the Rio Tinto Group or, if the Acquisition is completed, any member of the Enlarged Group;

(xv)	waived or compromised any claim for a material amount (or for amounts which in aggregate are material);

(xvi)	made any changes in its Constitution or passed any special resolution;

(xvii)	varied or terminated any of the Rio Tinto DLC Agreements;

(xviii)	borrowed or agreed to borrow any money (except for temporary borrowing from its bankers in the ordinary course of business) for a material amount (or for amounts which in aggregate are material);

(xix)	released, discharged or modified any substantial obligation to it of any person, firm or corporation (or agreed to do so) and such release, discharge or modification having had or could reasonably be expected to have a materially adverse effect on the assets, liabilities, financial or trading position, profitability, production or prospects of any member of the Rio Tinto Group;

(xx)	done anything that (individually or together with any other things done by the member or any other member of the Rio Tinto Group) having had or could reasonably be expected to have a materially adverse effect on the assets, liabilities, financial or trading position, profitability, production or prospects of any member of the Rio Tinto Group;

(xxi)	publicly disclosed the existence of any matter described in sub-paragraphs (i) to (xx) above of this condition (Q); or

(xxii)	entered into any contract, commitment, arrangement or agreement or passed any resolution or made any offer (which remains open for acceptance) with respect to, or publicly announced an intention to, or proposal to, do anything described in sub-paragraphs (i) to (xx) above of this condition (Q);

No material adverse change

(R)	during the Relevant Period:

(i)	there having been no occurrence, event or matter, including (without limitation):

(a)	any change in the status or terms of arrangements entered into with any member of the Rio Tinto Group, any change in the status or terms of any Approvals which are applicable to any member of the Rio Tinto Group or any steps having been taken which are likely to result in a change in the status or terms of any Approvals which are applicable to any member of the Rio Tinto Group (whether or not wholly or partly attributable to the making of the Rio Tinto plc Offer or the Rio Tinto Limited Offer or the acquisition of any shares in Rio Tinto plc or Rio Tinto Limited);

(b)	any failure by any past or present member of the Rio Tinto Group to comply with any law or regulation of any jurisdiction with regard to the disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters or otherwise any such disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such law or regulation, and wherever the same may have taken place); or

(c)	any past or present member of the Rio Tinto Group having become liable (whether actually or contingently) to make good, repair, reinstate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Rio Tinto Group;

(d)	any litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Rio Tinto Group is or may become a party (whether as a plaintiff, defendant or otherwise), or any investigation by any Public Authority against or in respect or any member of the Rio Tinto Group, having been instituted, announced or threatened by or against or remaining outstanding in respect of any member of the Rio Tinto Group;

(e)	any contingent or other liability having arisen;

(f)	any liability for duty or tax;

(g)	any change in law (whether retrospective or not),

that (individually or together with others) has had or could reasonably be expected to have a materially adverse effect on the assets, liabilities, financial or trading position, profitability, production or prospects of the Rio Tinto Group taken as a whole; and

(ii)	no occurrence, event or matter, as described in sub-paragraph (i) above of this condition (R), which occurred before the Announcement Date but was not apparent from publicly available information before then, having become public;

(S)	during the Relevant Period, BHP Billiton Limited not having discovered that any document filed by or on behalf of any member of the Rio Tinto Group with any Public Authority or ASIC prior to the Announcement Date contains a material inaccuracy or is misleading (whether by omission or otherwise) in a material respect;

Withdrawals

(T)	if after the Rio Tinto plc Offer shall have become or have been declared unconditional as to acceptances Rio Tinto plc Shareholders who have accepted the Rio Tinto plc Offer having become entitled to withdraw their acceptances pursuant to Section 87Q of the Financial Services and Markets Act 2000 (UK) Rio Tinto plc Shareholders not having withdrawn their acceptances in respect of such number of Rio Tinto plc Shares so that the Rio Tinto plc Shares acquired or agreed to be acquired by BHP Billiton Limited or any of its wholly-owned subsidiaries, either pursuant to the Rio Tinto plc Offer or otherwise, will result in BHP Billiton Limited and any of its wholly-owned subsidiaries holding Rio Tinto plc Shares which together carry 50 per cent. or less of the voting rights then normally exercisable at general meetings of Rio Tinto plc; and

BHP Billiton Limited reserves the right to waive, in whole or in part, all or any of the above conditions, except conditions (A) and (K). BHP Billiton Limited may waive conditions (L) and (M) only with the prior approval of the UK Panel.

Condition (K) must be fulfilled by, and conditions (B) to (J) (inclusive) and (L) to (T) (inclusive) fulfilled or waived by midnight (London time) on the 21st day after the later of the first closing date of the Rio Tinto plc Offer and the date on which condition (A) is fulfilled (or in each such case such later date as BHP Billiton Limited may, with the consent of the UK Panel, decide). BHP Billiton Limited shall be under no obligation to waive or treat as satisfied any of the conditions (B) to (J) (inclusive) and (L) to (T) (inclusive) by a date earlier than the latest date specified above for the satisfaction thereof, notwithstanding that the other conditions of the Rio Tinto plc Offer may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfilment. If BHP Billiton Limited is required by the UK Panel to make an offer for Rio Tinto plc Shares under the provisions of Rule 9 of the UK Code, BHP Billiton Limited may make such alterations to any of the above conditions as are necessary to comply with the provisions of that Rule.

In the event that Pre-Condition (A) is waived, if the Acquisition constitutes a concentration with a community dimension within the scope of the Merger Regulation and the European Commission initiates proceedings under Article 6(1)(c) or following a referral by the European Commission under Article 9(1) to a competent authority in the United Kingdom there is a subsequent reference to the Competition Commission before, in each case, 3.00 p.m. (London time) on the first closing date of the Rio Tinto plc Offer or the date and time on which the Rio Tinto plc Offer becomes unconditional (whichever is the later), the Rio Tinto plc Offer will lapse. If the Rio Tinto plc Offer lapses, the Rio Tinto plc Offer will cease to be capable of further acceptance and BHP Billiton Limited and accepting Rio Tinto plc Shareholders will cease to be bound by acceptances submitted at or before the time when the Rio Tinto plc Offer so lapses.

The Rio Tinto plc Offer will be governed by English law and be subject to the jurisdiction of the English courts, to the conditions set out above and in the formal Rio Tinto plc Offer Document and related Form of Acceptance.

2.	Certain further terms of the Rio Tinto plc Offer

Fractions of New BHP Billiton Limited Shares or Interim Shares will not be allotted or issued to persons accepting the Rio Tinto plc Offer. Fractional entitlements will be rounded up or down to the nearest whole number (with entitlements to 0.5 of a New BHP Billiton Limited Share or of an Interim Share being rounded up).

The Rio Tinto plc Offer will not be made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality (including, without limitation, facsimile transmission, telex, telephone or e-mail) of interstate or foreign commerce of, or of any facility of a national securities exchange of, Japan or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction and the Rio Tinto plc Offer will not be capable of acceptance by any such use, means, instrumentality or facility or from within any such jurisdiction.

BHP Billiton Limited reserves the right to deem a shareholder resident in such a jurisdiction to have elected for a particular form of consideration, or to have made no election at all, or to offer such shareholder cash only by way of consideration, in each case in connection with the Rio Tinto plc Offer or any compulsory acquisition procedures. BHP Billiton Limited further reserves the right to meet the cash consideration due to such shareholders either from its own reserves or by arranging, as it thinks fit, the sale or allotment of the shares to which such shareholders would otherwise be entitled and then remitting the cash proceeds of such sale or allotment, net of expenses, to such shareholders instead.

The New BHP Billiton Plc Shares will be issued credited as fully paid and will rank pari passu in all respects with the existing BHP Billiton Plc Shares, save that BHP Billiton Limited reserves the right to withhold any dividend not yet paid for the half year ending 31 December 2008 or any subsequent period if Rio Tinto plc Shareholders would otherwise receive a Rio Tinto dividend and a BHP Billiton dividend for the same period or a substantial part of that period. Applications will be made to the UKLA for the New BHP Billiton Plc Shares to be admitted to the Official List and to the London Stock Exchange for the New BHP Billiton Plc Shares to be admitted to trading.

In addition, application will be made to the New York Stock Exchange for listing of the new BHP Billiton Limited ADRs (representing New BHP Billiton Limited Shares) and the new BHP Billiton Plc ADRs (representing the New BHP Billiton Plc Shares) being offered in the US Offer.

Application will be made for New BHP Billiton Limited Shares to be admitted to quotation on ASX. It is expected that admission will become effective upon issue and allotment of the New BHP Billiton Limited Shares to accepting Rio Tinto shareholders and provision of standard information to ASX, and that such New BHP Billiton Limited Shares may be traded on ASX as from that time. The New BHP Billiton Limited Shares will, when issued, be fully paid and rank pari passu in all respects with existing BHP Billiton Limited Shares, including, where the record date for determining entitlements is on or after the date of issue of New BHP Billiton Limited Shares, the right to all dividends and other distributions (if any) declared, made or paid by BHP Billiton Limited save that BHP Billiton reserves the right to withhold any dividend not yet paid for the half year ending 31 December 2008 or any subsequent period if Rio Tinto shareholders would otherwise receive a Rio Tinto dividend and a BHP Billiton dividend for the same period or a substantial part of that period.

The Rio Tinto plc Shares which will be acquired under the Rio Tinto plc Offer will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the date of this Announcement other than the following dividends if paid or payable in cash:

•	2007 final dividend (being the final dividend for the year ended 31 December 2007) at a level which does not exceed US$ 0.832 per share;

•	2008 interim dividend (being the interim dividend for the six month period ending 30 June 2008) at a level which does not exceed US$ 0.676 per share; and

•	2008 final dividend (being the final dividend for the year ended 31 December 2008) at a level which does not exceed US$ 0.946 per share.

No BHP Billiton securities will be issued pursuant to the US Offer component of the Rio Tinto plc Offer unless and until the Registration Statement on Form F-4, which BHP Billiton plans to file with the SEC in respect of such US Offer, is declared effective by the SEC.

APPENDIX III

CONDITIONS AND FURTHER ITEMS OF THE RIO TINTO LIMITED OFFER

1.	Conditions to the Rio Tinto Limited Offer

The Rio Tinto Limited Offer, which will be made by BHP Billiton Limited, will be made in accordance with Chapter 6 of the Australian Corporations Act (as it applies to BHP Billiton).

The Rio Tinto Limited Offer Conditions are identical to the Rio Tinto plc Offer Conditions set out in Appendix II except that conditions (L), (N) and (T) are omitted (not being conditions to the Rio Tinto Limited Offer) and conditions (A), (M) and (O) are replaced with the following:

Minimum acceptance condition

(A)	at the time the Rio Tinto Limited Offer has become free of conditions (other than this condition (A)), either as a result of the conditions being satisfied or the Rio Tinto Limited Offer being declared free of the conditions, BHP Billiton Limited having a relevant interest in more than 50 per cent of the Publicly-held Rio Tinto Limited Shares on issue;

Quotation of New BHP Billiton Limited Shares

(M)	permission for the admission to quotation of the New BHP Billiton Limited Shares to be issued in connection with the Rio Tinto Limited Offer having be granted by ASX, subject only to:

(i)	the allotment and issue of such shares; and

(ii)	the provision of the following information to ASX:

(a)	the date of allotment and number of shares for which quotation is sought;

(b)	confirmation that the shares have been allocated into the issuer sponsored sub register;

(c)	a statement setting out the issued capital of BHP Billiton Limited following allotment; and

(d)	a statement setting out the names of the 20 largest holders of BHP Billiton Limited Shares and the percentage held by each;

Inter-conditionality of Rio Tinto plc Offer and Rio Tinto Limited Offer

(O)	the Rio Tinto plc Offer having become or having been declared free of all Rio Tinto plc Offer Conditions (other than the Rio Tinto Limited Offer Defeating Condition);

Offers will be made under the Rio Tinto Limited Offer subject to fulfilment of the Rio Tinto Limited Offer Conditions (if the Pre-conditions are satisfied or waived) to each holder of Rio Tinto Limited Shares on the Rio Tinto Limited Register Date, and may be extended in BHP Billiton Limited's discretion to any person who becomes registered, or entitled to be registered as the holder of Rio Tinto Limited Shares from the Rio Tinto Limited Register Date to the end of the Offer Period due to conversion of, or exercise of rights attaching to, securities that exist on the Register Date and (i) will convert, or may be converted, to Rio Tinto Limited Shares or (ii) confer rights to be issued Rio Tinto Limited Shares. Transferees of Rio Tinto Limited Shares will be entitled to accept offers as provided under section 653B of the Australian Corporations Act.

All Rio Tinto Limited Offer Conditions other than Rio Tinto Limited Offer Condition (D) will operate as defeating conditions. Rio Tinto Limited Offer Condition (D) will be a condition precedent to provisions of contracts resulting from acceptance of offers under the Rio Tinto Limited Offer which relate to BHP Billiton acquiring an interest in Rio Tinto Limited Shares becoming binding. Any breach or non-fulfilment of a Rio Tinto Limited Offer Condition may be relied upon only by BHP Billiton Limited which may waive (generally or in respect of a particular event) the breach or non-fulfilment of that condition.

BHP Billiton Limited will not declare the Rio Tinto Limited Offer free of conditions (O) unless it has been satisfied.

Under section 625 of the Australian Corporations Act, the Rio Tinto Limited Offer is also subject to a non-waivable condition (subject to any modification by ASIC) that an application for admission of the New BHP Billiton Limited Shares to quotation on ASX be made within 7 days after the date on which the BHP Billiton Bidder's Statement is served on Rio Tinto Limited and that permission for admission to quotation of those shares on ASX be granted no later than 7 days after the end of the Rio Tinto Limited Offer Period.

In accordance with the Australian Corporations Act, BHP Billiton Limited will be entitled to declare the Rio Tinto Limited Offer free of any of the Rio Tinto Limited Offer Conditions not less than 7 days before the last day of the Rio Tinto Limited Offer Period. However, BHP Billiton Limited will not declare the offers free of Rio Tinto Limited Offer Condition (D) if to do so would result in a contravention of the Australian FATA.

The offers to be made pursuant to Rio Tinto Limited Offer will be governed by the law in force in the State of Victoria, Australia.

2.	Certain further terms of the Rio Tinto Limited Offer

Fractions of New BHP Billiton Limited Shares will not be allotted or issued to persons accepting the Offer. Fractional entitlements will be rounded up or down to the nearest whole number (with entitlements to 0.5 of a New BHP Billiton Limited Share being rounded up).

The Rio Tinto Limited Offer will not be registered in any jurisdiction outside Australia (unless an applicable foreign law treats it as registered as a result of the BHP Billiton Bidder’s Statement being lodged with ASIC). Any shareholder who wishes to accept the Rio Tinto Limited Offer must first satisfy itself that such acceptance is permitted by any foreign law applicable to that shareholder. If any authority or clearance under Australian law is required to enable a shareholder in Rio Tinto Limited to receive any consideration under the Rio Tinto Limited Offer, any acceptance of the Rio Tinto Limited Offer will not create any right to receive that consideration unless and until all requisite authorities or clearances have been received. The Rio Tinto Limited Offer may provide that securities which would otherwise be issued to an accepting shareholder resident in a jurisdiction outside Australia may be vested in a nominee and sold, with the net proceeds of sale remitted to the accepting shareholder.

The New BHP Billiton Limited Shares to be issued pursuant to the Rio Tinto Limited Offer have not been and will not be registered under any of the relevant securities laws of Japan. Accordingly, the New BHP Billiton Limited Shares may not be offered, sold or delivered, directly or indirectly, in Japan, except pursuant to exemptions from applicable requirements of such jurisdiction.

Application will be made for New BHP Billiton Limited Shares to be admitted to quotation on ASX. It is expected that admission will become effective upon issue and allotment of the New BHP Billiton Limited Shares to accepting Rio Tinto shareholders and provision of standard information to ASX, and that such New BHP Billiton Limited Shares may be traded on ASX as from that time. The New BHP Billiton Limited Shares will, when issued, be fully paid and rank pari passu in all respects with existing BHP Billiton Limited Shares, including, where the record date for determining entitlements is on or after the date of issue of New BHP Billiton Limited Shares, the right to all dividends and other distributions (if any) declared, made or paid by BHP Billiton Limited save that BHP Billiton reserves the right to withhold any dividend not yet paid for the half year ending 31 December 2008 or any subsequent period if Rio Tinto shareholders would otherwise receive a Rio Tinto dividend and a BHP Billiton dividend for the same period or a substantial part of that period.

Rio Tinto Limited Shares which will be acquired under the Rio Tinto Limited Offer will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the Announcement Date other than the following dividends if paid or payable in cash:

•	2007 final dividend (being the final dividend for the year ended 31 December 2007) at a level which does not exceed US$ 0.832 per share;

•	2008 interim dividend (being the interim dividend for the six month period ending 30 June 2008) at a level which does not exceed US$ 0.676 per share; and

•	2008 final dividend (being the final dividend for the year ended 31 December 2008) at a level which does not exceed US$ 0.946 per share.

APPENDIX IV

BASES AND SOURCES OF INFORMATION

(a)	Unless otherwise stated, financial and other information concerning BHP Billiton and Rio Tinto has been extracted or derived from the interim statements, preliminary results and the annual report and accounts of each company for the relevant periods, or from published sources or from BHP Billiton management sources.

(b)	Unless otherwise stated, average share prices and market capitalisations throughout this Announcement reflect volume-weighted averages.

(c)	The market value of BHP Billiton Limited Shares is based on the closing price of a BHP Billiton Limited Share of A$46.10, provided by the ASX on 31 October 2007, being the last date prior to BHP Billiton’s approach to Rio Tinto.

(d)	The market value of BHP Billiton Plc Shares is based on the closing middle-market price of a BHP Billiton Plc Share of £18.31, provided by the London Stock Exchange on 31 October 2007, being the last date prior to BHP Billiton’s approach to Rio Tinto.

(e)	The volume weighted average closing share price over the calendar month ended 31 October 2007, being the last date prior to BHP Billiton’s approach to Rio Tinto, is A$45.77 for BHP Billiton Limited and £17.99 for BHP Billiton Plc.

(f)	The market value of BHP Billiton Limited Shares is based on the closing price of a BHP Billiton Limited Share of A$39.32, provided by the ASX on 4 February 2008, being the last practicable date prior to this Announcement.

(g)	The market value of BHP Billiton Plc Shares is based on the closing price of a BHP Billiton Plc Share of £16.49, provided by the London Stock Exchange on 4 February 2008, being the last practicable date prior to this Announcement.

(h)	As at 4 February 2008 (being the last practicable date prior to this Announcement) there were 2,232,522,894 BHP Billiton Plc Shares (including 25,515,350 BHP Billiton Plc Shares held by BHP Billiton Limited) and 3,358,359,496 BHP Billiton Limited Shares in issue.

(i)	The market value of Rio Tinto Limited Shares is based on the closing price of a Rio Tinto Limited Share of A$110.00, provided by the ASX on 31 October 2007, being the last date prior to BHP Billiton’s approach to Rio Tinto.

(j)	The market value of Rio Tinto plc Shares is based on the closing middle-market price of a Rio Tinto plc Share of £44.90, provided by the London Stock Exchange on 31 October 2007, being the last date prior to BHP Billiton’s approach to Rio Tinto.

(k)	The volume weighted average closing share price over the calendar month ended 31 October 2007, being the last date prior to BHP Billiton’s approach to Rio Tinto is A$109.20 for Rio Tinto Limited and £43.09 for Rio Tinto plc.

(l)	The market value of Rio Tinto Limited shares is based on the closing price of a Rio Tinto Limited share of A$128.11, provided by the ASX on 4 February 2008, being the last practicable date prior to this Announcement.

(m)	The market value of Rio Tinto plc Shares is based on the closing middle-market price of a Rio Tinto plc Share of £55.27, provided by the London Stock Exchange on 4 February 2008, being the last practicable date prior to this Announcement.

(n)	As at 4 February 2008 (being the last practicable date prior to this Announcement) there were 456,815,943 Rio Tinto Limited Shares and 997,542,790 Rio Tinto plc Shares in issue. Rio Tinto plc, through Tinto Holdings Australia Pty Limited, holds 171,072,520 shares in Rio Tinto Limited.

(o)	All references to the share capital or market capitalisation of Rio Tinto Limited refer to the publicly traded shares, or free float, of Rio Tinto Limited, which excludes the Rio Tinto Limited Shares held by a wholly-owned subsidiary of Rio Tinto plc.

(p)	All references to the share capital or market capitalisation of BHP Billiton exclude shares held as treasury shares, shares currently held by BHP Billiton Limited in BHP Billiton Plc and not yet cancelled and, in relation to the Enlarged Group, any intra-DLC cross-holdings.

(q)	The exchange rate of 2.077 US$/£ and 0.927 US$/A$ on 31 October 2007.

(r)	The exchange rate of 1.976 US$/£ and 0.910 US$/A$ on 4 February 2008.

(s)	All reference to nominal figures assume an inflation rate of 2.5 per cent.

(t)	In arriving at the estimate of cost savings and volume-driven benefits, the Board of BHP Billiton has assumed the following:

—	that, following completion, BHP Billiton acquires 100% of the shares in Rio Tinto Limited and Rio Tinto plc without undue delay;

—	that there will be no significant impact on the combined group arising from any decisions made by competition authorities;

—

that there will be no material change to the market dynamics in the combined core markets following completion. In particular, BHP Billiton has based these estimates on its understanding of current and future market supply, demand and pricing levels; and

—	there will be no material change to the relative exchange rates in the combined core markets and geographies following completion.

(u)	In arriving at the estimate of cost savings and volume-driven benefits, the Board of BHP Billiton has assumed that there are comparable operations, processes and procedures within Rio Tinto, except where publicly available information clearly indicates otherwise. BHP Billiton’s management, through a detailed understanding of BHP Billiton’s cost structure, has determined the source and scale of realisable cost savings. The one-off implementation cash costs of achieving the cost savings and volume-driven benefits represents those costs which are incremental to BHP Billiton’s existing plans. In addition to BHP Billiton management’s information, the sources of information that BHP Billiton has used to arrive at the estimate of cost savings include:

—	Rio Tinto’s annual report and accounts;

—	Rio Tinto’s presentations to analysts;

—	Rio Tinto’s website;

—	Documents and statements issued by Rio Tinto in connection with its acquisition of Alcan;

—	Analysts’ research;

—	Other public information; and

—	BHP Billiton’s knowledge of the industry and of Rio Tinto.

(v)	The Board of BHP Billiton has not had discussions with Rio Tinto’s management regarding the reasonableness of their assumptions supporting the estimate of cost savings and volume-driven benefits. Therefore, there remains an inherent risk in this forward-looking estimate.

(w)	Due to the scale of a combined BHP Billiton and Rio Tinto organisation, there may be additional changes to the combined group’s operations. In addition, there are several material assumptions underlying the estimate, including the allocation of costs within Rio Tinto, the relative proportion of volume-sensitive costs for both BHP Billiton and Rio Tinto and the level of costs necessary to operate effectively each combined function or activity. A detailed sensitivity analysis was conducted to establish the robustness of the estimates to a number of changes in the assumptions in addition to contingencies factored in by management. Because of these factors and the fact that the changes relate to the future, the resulting cost savings and volume-driven benefits may be materially greater or less than those estimated.

APPENDIX V

REPORT ON ESTIMATED COST SAVINGS AND VOLUME-DRIVEN BENEFITS

The following are the texts of letters from KPMG and from Goldman Sachs International relating to the BHP Billiton statement of estimated costs savings and volume-driven benefits set out in this Announcement:

(a) from KPMG Audit Plc

KPMG Audit Plc

8 Salisbury Square

London EC4Y 8BB

United Kingdom

The Directors

BHP Billiton Limited

180 Lonsdale Street

Melbourne Vic 3000

The Directors

BHP Billiton Plc

Neathouse Place

London SW1V 1BH

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

5 February 2008, London

Dear Sirs

BHP BILLITON OFFER FOR RIO TINTO

We refer to the statement made by the directors of BHP Billiton Limited and BHP Billiton Plc (‘the Directors’) on page 15 of this document (‘the Statement’) to the effect that:

“…BHP Billiton expects:

•	US$1.7 billion nominal per annum of cost savings in the third full year following completion, achieved through removal of duplication as well as procurement and operating efficiency savings; and

•	Further EBITDA enhancement of US$2.0 billion nominal per annum in the seventh full year following completion, driven primarily by the acceleration of volumes to customers.

In the seventh full year following completion this, therefore, is expected to result in a total incremental EBITDA of US$3.7 billion nominal per annum of quantified synergies.

The total one-off implementation cash costs related to achieving these synergies are expected to amount to US$0.65 billion over the first two years following completion.”

The Statement has been made in the context of the disclosures in notes (s) to (w) of Appendix IV setting out, inter alia, the basis of the Directors’ belief (including sources of information) supporting the Statement and their analysis and explanation of the underlying constituent elements.

This report is required by Note 8(b) to Rule 19.1 of the City Code on Takeovers and Mergers (‘the City Code’) and is given for the purpose of complying with that requirement and for no other purpose.

Responsibility

The Statement is the responsibility solely of the Directors. It is our responsibility and that of Goldman Sachs International to form respective opinions, as required by Note 8(b) to Rule 19.1 of the City Code as to whether the Statement has been made by the Directors with due care and consideration.

Save for any responsibility which we may have to those persons to whom this report is expressly addressed, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report.

Basis of opinion

We have discussed the Statement, together with the underlying plans, with the Directors and with Goldman Sachs International. We have also considered the letter dated 5 February 2008 from Goldman Sachs International to the Directors on the same matter. We conducted our work in accordance with Standards for Investment Reporting issued by the Auditing Practices Board of the United Kingdom.

We do not express any opinion as to the achievability of the benefits identified by the Directors in the Statement. The Statement is subject to uncertainty as described in this document. Because of the significant changes in the enlarged group’s operations expected to flow from the acquisition and because the Statement relates to the future, the actual benefits achieved are likely to be different from those anticipated in the Statement and the differences may be material.

Opinion

On the basis of the foregoing, we report that in our opinion the Directors have made the Statement, in the form and context in which it is made, with due care and consideration.

Yours faithfully

KPMG Audit Plc

(b)	from Goldman Sachs International

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

The Directors

BHP Billiton Limited

180 Lonsdale Street

Melbourne Vic 3000

The Directors

BHP Billiton Plc

Neathouse Place

London SW1V 1BH

5 February 2008

Dear Sirs

BHP BILLITON OFFER FOR RIO TINTO

We refer to the statement of estimated cost savings and volume-driven benefits, the bases of preparation thereof and the notes thereto (together the “Statement”) made by BHP Billiton Limited and BHP Billiton Plc (“BHP Billiton”) set out in this document, for which the Directors of BHP Billiton are solely responsible.

We have discussed the Statement (including the assumptions and sources of information referred to therein), with the Directors of BHP Billiton and those officers and employees of BHP Billiton who developed the underlying plans. The Statement is subject to uncertainty as described in this document and our work did not involve an independent examination of any of the financial or other information underlying the Statement.

We have relied upon the accuracy and completeness of all the financial and other information reviewed by us and have assumed such accuracy and completeness for the purposes of rendering this letter. We have also reviewed the work carried out by KPMG and have discussed with them the conclusions stated in their letter of 5 February 2008 addressed to yourselves and ourselves on this matter.

We do not express any opinion as to the achievability of the cost savings and estimated volume-driven benefits identified by the Directors of BHP Billiton.

This letter is provided pursuant to our engagement letter with BHP Billiton solely to the Directors of BHP Billiton in connection with Note 8 (b) of Rule 19.1 of the City Code on Takeovers and Mergers and for no other purpose. We accept no responsibility to Rio Tinto or its shareholders or any other person other than the Directors of BHP Billiton in respect of the contents of, or any matter arising out of or in connection with, this letter.

On the basis of the foregoing, we consider that the Statement by BHP Billiton, for which the Directors of BHP Billiton are solely responsible, has been made with due care and consideration in the context in which it was made.

Yours faithfully

Simon Dingemans

Managing Director

For and on behalf of

Goldman Sachs International

APPENDIX VI

DEFINITIONS

"ACCC"	Australian Competition and Consumer Commission;

“Acquisition”	the proposed acquisition by BHP Billiton Limited of all of the shares in Rio Tinto plc and all of the shares in Rio Tinto Limited pursuant to the terms (as varied) set out in this Announcement by means of the Rio Tinto plc Offer and the Rio Tinto Limited Offer respectively;

“Announcement”	this announcement;

"Announcement Date"	the time of announcement of the Offers, being: 9.30pm London time on 5 February 2008; and 8.30am Melbourne time on 6 February 2008;

"Approval"	a licence, authority, consent, permission, approval, order, clearance, exemption, agreement, recognition, grant, confirmation, waiver, ruling, determination or decision;

"ASIC"	the Australian Securities and Investments Commission;

"ASX"	ASX Limited or the stock exchange conducted by ASX Limited, as the context requires;

“Australia”	the Commonwealth of Australia, its states, territories and possessions;

"Australian Corporations Act"	the Corporations Act 2001 (Cth);

"Australian Trade Practices Act"	the Australian Trade Practices Act 1974 (Cth);

“BHP Billiton”	the DLC comprising two listed parent entities - BHP Billiton Plc and BHP Billiton Limited;

“BHP Billiton Bidder’s Statement”	the document to be sent to Rio Tinto Limited Shareholders pursuant to Chapter 6 of the Australian Corporations Act which will contain, among other things, the form of offer for the Rio Tinto Limited Offer;

“BHP Billiton EGMs”	the extraordinary general meetings of BHP Billiton Plc shareholders and BHP Billiton Limited shareholders as may be convened for the purposes of considering, and if thought fit, approving the BHP Billiton Shareholder Resolutions;

“BHP Billiton Group”	BHP Billiton Limited, BHP Billiton Plc and their respective controlled entities;

“BHP Billiton Limited ADRs”	the American depository receipts evidencing BHP Billiton Limited American Depository Shares each representing two BHP Billiton Limited Shares;

“BHP Billiton Limited Shares”	the ordinary shares in the share capital of BHP Billiton Limited;

“BHP Billiton Plc ADRs”	the American depository receipts evidencing BHP Billiton Plc American Depository Shares each representing two BHP Billiton Plc Shares;

“BHP Billiton Plc Shares”	ordinary shares of US$0.50 each in the share capital of BHP Billiton Plc;

“BHP Billiton Prospectus”	the document to be sent with the Rio Tinto plc Offer Document to Rio Tinto plc Shareholders constituting a prospectus for the purpose of the Financial Services and Markets Act 2000 in relation to the New BHP Billiton Limited Shares and the New BHP Billiton Plc Shares;

“BHP Billiton Shareholder Resolutions”	such resolutions as are necessary by the shareholders of BHP Billiton Plc and BHP Billiton Limited to approve, implement and effect the Rio Tinto plc Offer and the Rio Tinto Limited Offer and the acquisition of the Rio Tinto plc Shares and the Rio Tinto Limited Shares including resolutions to increase the share capital of BHP Billiton Plc and to authorise the creation and allotment of the New BHP Billiton Plc Shares and permit the acquisition of the Interim Shares by BHP Billiton Plc;

"Canadian Commissioner"	the Commissioner of Competition appointed pursuant to Section 7 of the Competition Act;

"Canadian Competition Act"	the Competition Act (Canada), R.S.C. 1985, c. C-34 (as amended);

"Constitution"	in relation to a company, means the constitution, or memorandum and articles of association, or other constituent document of, the company;

“DLC”	A dual-listed company;

“EBITDA”	earnings before interest, taxes, depreciation and amortisation;

“Enlarged Group”	the BHP Billiton Group following completion of the Acquisition;

“Exchange Act”	US Securities Exchange Act of 1934 (as amended);

“FATA”	the Foreign Acquisitions and Takeovers Act 1975 (Cth);

“Interim Shares”	the securities to be issued by BHP Billiton Limited to holders of Rio Tinto plc Shares pursuant to the Rio Tinto plc Offer, which securities will immediately be exchanged for New BHP Billiton Plc Shares;

“Iron Ore Assets”

the iron ore mining rights, mining tenements, leases, licences or other interests in any form including, but not limited to:

(a)    any right, title or interest held pursuant to any State Agreement or the Mining Act or under any pending State Agreement or the Mining Act or any approved or pending proposals under any such State Agreement or the Mining Act;

(b)    Any right title or interest held pursuant to any Joint Venture Agreement or under any other pending Joint Venture Agreement and approved or pending proposals under any such Joint Venture Agreement;

(c)    trademarks, brands, copyright or marketing tools or intellectual property and technology;

(d)    any rights under contracts for the sale of iron ore products from Western Australia,

owned, operated, controlled or held by any member of the Rio Tinto Group and any other assets owned, operated or controlled by any member of the Rio Tinto Group in connection with its Iron Ore Business, including, but not limited to:

(a)    the Rio Tinto Group’s interest in the Robe River joint venture, including in the mines, rail and port facilities controlled or operated by or pursuant to the Robe River joint venture;

(b)    the mines, rail and port facilities owned or operated by Hamersley Iron;

(c)    the Rio Tinto Group’s interest in the Hope Downs joint venture, including in the mines, rail and port facilities controlled or operated by or pursuant to the Hope Downs joint venture;

(d)    the mines, rail and port facilities owned or operated by Pilbara Iron;

(e)    the Rio Tinto Group’s interest in the Rhodes Ridge joint venture, including in the mines, rail and port facilities controlled or operated by or pursuant to the Rhodes Ridge joint venture;

(f)     the mines, rail and port facilities at Corumbà, Paraguay;

(g)    the Rio Tinto Group’s interest in the Rio Tinto Orissa Mining joint venture, including the studies, the iron ore leases and other property held by the Rio Tinto Orissa Mining joint venture;

(h)    the assets including studies and property relating to the Simandou project in West Guinea;

(i)     the Rio Tinto Group’s interest in the Channar joint venture, including in the mines, rail and port facilities controlled or operated by or pursuant to the Channar joint venture; and

(j)     the Rio Tinto Group’s interest in the Eastern Range joint venture, including in the mines, rail and port facilities controlled or operated by or pursuant to the Eastern Range joint venture;

“Iron Ore Business”	the production or sale of iron ore products using the Iron Ore Assets;

“Joint Venture Agreement”	any agreement pursuant to which any member of the Rio Tinto Group holds an interest in any joint venture entity, whether a company, unincorporated firm, undertaking, joint venture, association, partnership or any other entity;

“London Stock Exchange”	the London Stock Exchange Plc;

"Material Rio Tinto Agreement"	any agreement, arrangement, licence, permit or other instrument that is material in the context of the business of the Rio Tinto Group and to which any member of the Rio Tinto Group is a party or by which any such member or any of its assets may be bound, entitled or subject. An agreement, arrangement, licence, permit or other instrument is taken to be material in the context of the business of the Rio Tinto Group if the termination of it would or would be likely to materially adversely affect the value of the long-term revenues or costs or the assets or liabilities of the Rio Tinto Group;

"Material Rio Tinto Asset"

(a)    any business, asset (including shares or other securities) or property of any member of the Rio Tinto Group which is material in the context of the business of the Rio Tinto Group; or

(b)    any Iron Ore Asset that is material in the context of the Iron Ore Business.

For the avoidance of doubt, a reference in paragraph (a) above to assets includes (without limitation) Iron Ore Assets;

“Mining Act”	the Mining Act 1978 (Western Australia);

“Mix and Match Facility”	the mix and match facility as described in paragraph 2 of this Announcement;

“New BHP Billiton Limited Shares”	the BHP Billiton Limited Shares to be issued pursuant to the Rio Tinto plc Offer or the Rio Tinto Limited Offer;

“New BHP Billiton Plc Shares”	the BHP Billiton Plc Shares to be issued pursuant to the Rio Tinto plc Offer;

“Offers”	the Rio Tinto Limited Offer and the Rio Tinto plc Offer;

“Pre-conditions”	the pre-conditions to the posting of the Rio Tinto plc Offer Document and related Rio Tinto plc Offer Form of Acceptance and the BHP Billiton Bidder's Statement and related Rio Tinto Limited Offer Form of Acceptance which are set out in Appendix I to this Announcement and “Pre-condition” means any of them;

"Public Authority"	any government or any governmental, semi-governmental, administrative, trade, regulatory, statutory or judicial entity, tribunal, authority, agency or association, whether in Australia or elsewhere, including the ACCC. It also includes any governor, governor-in-council, minister of state or other government official and any self-regulatory organisation established under statute or any stock exchange. However, when used in Condition (I), it does not include the Australian Takeovers Panel, ASIC or any court that hears or determines proceedings under section 657G of the Australian Corporations Act or proceedings commenced by a person specified in section 659B(1) of the Australian Corporations Act in relation to the Acquisition;

"Publicly-held Rio Tinto Limited Shares"	the Rio Tinto Limited Shares the beneficial owners of which are not Rio Tinto plc or a subsidiary of Rio Tinto plc, where subsidiary has the meaning ascribed to that term in section 736 of the Companies Act 1985 (United Kingdom) as at the date of adoption of the constitution of Rio Tinto Limited, being 24 May 2000;

“Regulatory Information Service”	the Company Announcements Office and/or the RNS provided by the London Stock Exchange and/or any other channel recognised from time to time as a channel for the dissemination of regulatory information by listed companies under the UK Listing Rules;

"Relevant Acquisition"

an acquisition of:

(a)    Rio Tinto plc Shares by BHP Billiton Limited;

(b)    Rio Tinto Limited Shares by BHP Billiton Limited;

(c)    Interim Shares by BHP Billiton Plc; or

(d)    BHP Billiton Limited Shares issued as consideration for the acquisition of the Rio Tinto Limited Shares that were held by Tinto Holdings Australia Pty Ltd or a member of the Rio Tinto Group;

"Relevant Period"

the period commencing on the Announcement Date and ending at the end of:

(a)    with respect to the Rio Tinto plc Offer, the Rio Tinto plc Offer Period; and

(b)    with respect to Rio Tinto Limited, the Rio Tinto Limited Offer Period;

“Rio Tinto”	the DLC comprising two listed entities – Rio Tinto plc and Rio Tinto Limited;

"Rio Tinto DLC Agreements"	the agreements and documents constituting the Rio Tinto DLC including the DLC Merger Sharing Agreement between Rio Tinto plc and Rio Tinto Limited, the RTZ Shareholder Voting Agreement and the CRA Shareholder Voting Agreement between, among others, Rio Tinto plc, Rio Tinto Limited and Law Debenture Trust Corporation plc, and certain Trust Deeds and Deed Polls, each dated on or about 21 December 1995 (as amended at the Announcement Date);

"Rio Tinto Group"	Rio Tinto Limited, Rio Tinto plc and their respective controlled entities;

"Rio Tinto Limited Cross-holding"	the holding of approximately 37% of Rio Tinto Limited Shares held by Tinto Holdings Australia Pty Ltd, a wholly owned subsidiary of Rio Tinto plc;

“Rio Tinto Limited Offer”	the takeover bid to be made by BHP Billiton Limited for Rio Tinto Limited Shares once the Pre-conditions have been satisfied or waived (as varied or extended);

"Rio Tinto Limited Offer Conditions"	the conditions of the Rio Tinto Limited Offer described in Appendix III to this Announcement;

“Rio Tinto Limited Offer Defeating Condition”	the Rio Tinto plc Offer Condition which relates to the fulfilment or waiver of the Rio Tinto Limited Offer Conditions, being paragraph (O) of the Rio Tinto plc Offer Conditions;

"Rio Tinto Limited Offer Form of Acceptance"	the form of acceptance and authority relating to the Rio Tinto Limited Offer accompanying the BHP Billiton Bidder's Statement;

"Rio Tinto Limited Offer Period"	the period during which the Rio Tinto Limited Offer is open for acceptance;

“Rio Tinto Limited Register Date”	the date set by BHP Billiton Limited under section 633(2) of the Australian Corporations Act (as it applies to Rio Tinto Limited);

“Rio Tinto Limited Shares”	fully paid ordinary shares in the capital of Rio Tinto Limited being shares which exist at the Rio Tinto Limited Register Date or come into existence during the Rio Tinto Limited Offer Period as a result of the conversion of, or exercise of rights attached to, options or other securities issued under the Rio Tinto Limited Share Schemes being options or securities in existence at the Rio Tinto Limited Register Date;

"Rio Tinto Limited Share Schemes"	the Rio Tinto Limited Share Option Plan, Rio Tinto Limited Share Savings Plan and Rio Tinto Limited Mining Companies Comparative Plan;

“Rio Tinto Limited Shareholders”	the holders of Rio Tinto Limited Shares;

“Rio Tinto plc ADRs”	the American depository receipts evidencing Rio Tinto plc American Depository Shares each representing four Rio Tinto plc Shares;

“Rio Tinto plc Offer”	the offer for Rio Tinto plc Shares, including the US Offer, to be made by BHP Billiton Limited once the Pre-conditions have been satisfied or waived, in the terms and conditions set out in Appendix II of this Announcement and to be set out in the Rio Tinto plc Offer Document and the Registration Statement on Form F-4 including, where the context so requires, any subsequent revision, variation, extension or renewal of the Rio Tinto plc Offer;

"Rio Tinto plc Offer Conditions”	the conditions of the Rio Tinto plc Offer set out in Appendix II to this Announcement;

“Rio Tinto plc Offer Defeating Condition”	the Rio Tinto Limited Offer Condition which relates to the fulfilment or waiver of the Rio Tinto plc Offer Conditions, being paragraph (O) of the Rio Tinto Limited Offer Conditions;

“Rio Tinto plc Offer Document”	the document to be sent to Rio Tinto plc Shareholders once the Pre-conditions have been satisfied or waived, containing and setting out the full terms and conditions of the Rio Tinto plc Offer;

“Rio Tinto plc Offer Form of Acceptance”	the form of acceptance and authority relating to the Rio Tinto plc Offer accompanying the Rio Tinto plc Offer Document;

“Rio Tinto plc Offer Period”	the period during which offers made under the Rio Tinto plc Offer are open for acceptance;

“Rio Tinto plc Shareholders”	the holders of Rio Tinto plc Shares;

“Rio Tinto plc Shares”	the existing unconditionally allotted or issued and fully paid (or credited as fully paid) ordinary shares of 10p each in the capital of Rio Tinto plc and any further such shares which are unconditionally allotted or issued on or prior to the date on which the Rio Tinto plc Offer closes or, subject to the provisions of the UK Code, such earlier date or dates as BHP Billiton Limited may decide;

“Rio Tinto plc Share Schemes”	the Rio Tinto plc Share Option Plan, Rio Tinto plc Share Savings Plan, Rio Tinto plc Mining Companies Comparative Plan, Rio Tinto Management Share Plan and Rio Tinto plc Share Ownership Plan;

“SEC”	United States Securities and Exchange Commission;

“Securities Act”	US Securities Act of 1933, as amended;

“Share Sale Facility”	the share sale facility described in paragraph 15 of this Announcement;

“South African Competition Act”	South African Competition Act, 89 of 1998, as amended;

“State Agreement”	any Government agreement pursuant to the Government Agreements Act 1979 (Western Australia);

“UK Code”	The City Code on Takeovers and Mergers;

“UK Companies Act 2006”	the Companies Act 2006 (UK);

“UKLA” or “UK Listing Authority”	the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000;

“UK Listing Rules”	the listing rules of the UK Listing Authority;

“UK Official List”	the official list maintained by the UK Listing Authority;

“UK Panel”	The Panel on Takeovers and Mergers;

“Underlying EBIT”	earnings before net finance costs and taxation and any exceptional items;

“United Kingdom” or “UK”	the United Kingdom of Great Britain and Northern Ireland;

“United States” or “US”	the United States of America, its territories and possessions, any State of the United States of America and the District of Columbia, and all other areas subject to its jurisdiction; and

“US Offer”	part of the Rio Tinto plc Offer being the offer to US holders of Rio Tinto plc Shares and to holders of Rio Tinto plc ADRs wherever located to be made by BHP Billiton Limited once the Pre-conditions have been satisfied or waived, in the terms and conditions set out in Appendix II of this Announcement and to be set out in the Registration Statement on Form F-4 including where the context so requires, any subsequent revision, variation, extension or renewal of the US Offer.

For the purpose of these definitions, an entity that is controlled by another entity is a "controlled entity" of the other entity. An entity controls a second entity if the first entity has the capacity to determine the outcome of decisions about the second entity's financial and operating policies. In determining whether the first entity has this capacity:

•	the practical influence the first entity can exert (rather than the rights it can enforce) is the issue to be considered; and

•	any practice or pattern of behaviour affecting the second entity's financial or operating policies is to be taken into account (even if it involves a breach of an agreement or a breach of trust).

However:

(i)	the first entity does not control the second entity merely because the first entity and a third entity jointly have the capacity to determine the outcome of decisions about the second entity's financial and operating policies;

(ii)	if the first entity:

•	has the capacity to influence decisions about the second entity's financial and operating policies; and

•	is under a legal obligation to exercise that capacity for the benefit of someone other than the first entity's members;

the first entity is taken not to control the second entity.